UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
VALVOLINE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Valvoline™

INCORPORATED

NOTICE OF

2024 ANNUAL MEETING

& PROXY STATEMENT

100 Valvoline Way, Suite 100

Lexington, KY 40509

December 15, 2023

Dear Valvoline Inc. Shareholder:

On behalf of our Board of Directors and management, we cordially invite you to attend the 2024 Annual Meeting of Shareholders of Valvoline Inc. The meeting will be held on Thursday, January 25, 2024, at 8:00 a.m. (ET), at Valvoline’s corporate headquarters, 100 Valvoline Way, Lexington, KY 40509.

We are pleased to provide access to our proxy materials via the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of this Proxy Statement, a proxy card and our 2023 Annual Report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All shareholders who do not receive a Notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail. We believe that this approach provides a convenient way for you to access our proxy materials and vote your shares, while reducing the costs of printing and distributing our proxy materials and conserving natural resources.

The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. We encourage you to promptly vote and submit your proxy by telephone or over the Internet by following the instructions on the Notice or, if you received paper copies of the proxy materials, you may also vote by following the instructions on the proxy card and completing, signing, dating and returning it in the pre-addressed postage-paid envelope provided for your convenience. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy.

We appreciate your continued confidence in Valvoline and look forward to seeing you at the meeting.

Sincerely,

Lori A. Flees President and CEO	Richard J. Freeland Chair of the Board

Notice of Annual Meeting of Shareholders

     Date

     Thursday, January 25, 2024

     Time

     8:00 a.m. (ET)

     Place

     Valvoline Inc.

     100 Valvoline Way

     Lexington, KY 40509

     Record Date

     December 1, 2023

Agenda
➊	Election of nine members of our Board of Directors;
➋	Ratification of the appointment of our independent registered public accounting firm;
➌	Non-binding advisory resolution approving our executive compensation; and
➍	Consideration and transaction of any other business properly brought before the meeting.

You can vote one of the following ways

Internet

Visit the website listed on your proxy card to vote VIA THE INTERNET

Telephone

Call the telephone number specified on your proxy card to vote BY TELEPHONE

Mail

Sign, date and return your proxy card in the enclosed envelope to vote BY MAIL

In Person

Attend the Annual Meeting to vote IN PERSON

To Our Shareholders:

Your vote is very important. Please submit your vote as soon as possible. Follow voting instructions in your proxy materials when voting by telephone, over the Internet or by mail. Submitting your proxy by one of these methods ensures your representation at the Annual Meeting regardless of whether you attend.

Only shareholders of record at the close of business on December 1, 2023, are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Julie M. O’Daniel

Senior Vice President, Chief Legal Officer

and Corporate Secretary

Lexington, Kentucky

December 15, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON JANUARY 25, 2024.

This Proxy Statement and our 2023 Annual Report to Shareholders are available at

http://investors.valvoline.com/financial-reports/proxy.

PROXY STATEMENT

i	Proxy Statement Summary

1	Questions and Answers About the Annual Meeting

13	Audit Committee Matters
13	Policy on Pre-Approval of Audit Firm Services
13	Audit Committee Report

16	Corporate Governance
16	Valvoline’s Board of Directors
16	Composition
16	Leadership Structure
16	Independence
17	Committees
20	Compensation Committee Interlocks and Insider Participation
20	The Board’s Operations
20	The Board’s Role in Risk Oversight
21	The Board’s Role in ESG Oversight
21	Other Governance Policies and Practices
21	Overview of Governance Principles
22	Related Person Transaction Policy
22	Delinquent Section 16(a) Reports
23	Communication with Directors
23	Attendance at Annual Meeting
23	Nomination of Directors

25	Executive Compensation
47	Summary Compensation Table
49	Grants of Plan-Based Awards for Fiscal 2023
50	Outstanding Equity Awards at Fiscal 2023 Year-End
52	Option Exercises and Stock Vested for Fiscal 2023
53	Pension Benefits for Fiscal 2023
57	Non-Qualified Deferred Compensation for Fiscal 2023
58	Potential Payments upon Termination or Change in Control for Fiscal 2023 Table

63	CEO Pay Ratio

64	Pay Versus Performance

70	Compensation of Directors
70	Fiscal 2023 Director Compensation Program

72	Miscellaneous
72	Stock Ownership Information
72	Stock Ownership of Directors, Director Nominees and Executive Officers
73	Stock Ownership of Certain Beneficial Owners
74	Equity Compensation Plan Information
74	Proxy Solicitation Costs
75	Shareholder Proposals for the 2025 Annual Meeting
75	Other Matters

A-1	Appendix A - Non-GAAP Reconciliation

Proxy Voting Matters
Page
6	Proposal One - Election of Directors
12	Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm
15	Proposal Three - Non-Binding Advisory Resolution Approving Executive Compensation

Compensation Discussion and Analysis
Page
25	Introduction
26	Executive Summary
26	Fiscal 2023 Highlights
27	Changes to the Fiscal 2023 Compensation Program
28	Compensation Philosophy
29	Pay for Performance
30	What We Do vs. What We Don’t Do
31	Elements of Valvoline’s Executive Compensation Program
31	How We Make Pay Decisions
31	Role of Consultant
32	Peer Group
33	Benchmarking / Survey Data
33	Internal Pay Equity
33	“Say on Pay”
34	Compensation Decisions for Fiscal 2023
34	Base Salary
34	Annual Incentive
35	Long-term Incentive
38	Other Benefits and Perquisites
38	Health and Welfare Benefits
39	Executive Perquisites
39	Post-termination
39	Retirement Benefits
39	Severance Benefits
40	Change in Control Benefits
43	Governance Policies and Practices
43	Clawback Policy
43	Stock Ownership Guidelines
44	Anti-Hedging / Anti-Pledging Policy
44	Annual Risk Assessment
44	Compensation Decisions for Fiscal 2024
45	Deductibility of Compensation
46	Report of the Compensation Committee

PROXY STATEMENT

Proxy Statement Summary

This summary highlights certain information about matters discussed in this Proxy Statement. This summary does not contain all information you should consider, and we encourage you to read this entire Proxy Statement carefully before voting.

2024 Annual Meeting of Shareholders

Date and Time: Thursday, January 25, 2024 at 8:00 a.m. Eastern Time	Location: Valvoline Inc. Headquarters 100 Valvoline Way Lexington, KY 40509	Record Date: December 1, 2023	Proxy Mail Date: On or about December 15, 2023

Voting Matters and Board Recommendations

Matter		Board Vote Recommendation		Page Reference (for more details)
Proposal 1	Election of Nine Directors	✓	FOR	6-11
Proposal 2	Ratification of Appointment of Ernst & Young LLP as Valvoline’s Independent Registered Public Accounting Firm for Fiscal 2024	✓	FOR	12-14
Proposal 3	Non-binding Advisory Resolution Approving our Executive Compensation	✓	FOR	15

Corporate Governance Highlights

Valvoline believes good governance is critical to achieving long-term shareholder value. We are committed to governance practices and policies that serve the best interests of the Company and our shareholders. The following table summarizes certain highlights of our corporate governance practices and policies:

Board Practices	Shareholder Rights and Accountability

✓   8 of 9 director nominees are independent

✓  Independent Board Chair

✓  Executive sessions regularly held by independent directors at Board and Committee meetings

✓  96% total attendance at Board and Committee meetings in fiscal 2023

✓  Annual Board and Committee self-assessments

✓  Stock Ownership Guidelines for directors

✓  4 independent directors added since 2018

✓   Directors regularly participate in director education programs

✓   Annual election of all directors

✓   Confidential voting policy

✓   Directors are elected by majority vote in uncontested elections

✓   Shareholder right to call special meetings

✓   No Shareholders right plans

✓   Annual Say-on-Pay Voting

PROXY STATEMENT i

Board Diversity

Our director nominees exhibit a mix of skills, experience and perspectives that will facilitate the strong oversight and strategic direction required to govern the Company’s business and strengthen and support senior management.

Gender Diversity	Racial/Ethnic Diversity	Independent	Tenure in Years

Board Expertise & Skills

Automotive/ Energy Transition	Finance	Franchise Operations	Executive Leadership	Digital and Marketing	M&A	Retail	Risk Management	Strategy/ Transformation

Our Director Nominees to the Board

You are being asked to vote on the election of the eight directors listed below. Detailed information about each nominee’s background and experience can be found beginning on page 7.

Nominee Name Occupation		Director Since		Other Public Co. Boards	Committee Memberships
	Age		Independent		Audit	Comp	G&N
Gerald W. Evans, Jr. Retired Chief Executive Officer of Hanesbrands Inc.	64	2019	✓	0
Lori A. Flees President & Chief Executive Officer of Valvoline Inc.	53	2023		0
Richard J. Freeland Chair of the Board; Retired President and Chief Operating Officer of Cummins Inc.	66	2016	✓	2
Carol H. Kruse Former Chief Marketing Officer of ESPN and Cambia Health Solutions	61	2018	✓	0
Vada O. Manager President and Chief Executive Officer of Manager Global Holdings LLC; Chief Strategist & Board Director of Think TRUE	62	2016	✓	0
Patrick S. Pacious President & Chief Executive Officer of Choice Hotels International, Inc.	57	2023	✓	1
Jennifer L. Slater Senior Vice President, Performance Sensing, Automotive & Aftermarket of Sensata Technologies	49	2022	✓	0
Charles M. Sonsteby Former Vice Chairman of The Michaels Companies	70	2016	✓	1
Mary J. Twinem Retired Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc.	63	2016	✓	1

   =   Chair                    =   Member

ii PROXY STATEMENT

Fiscal 2023 Financial and Operational Highlights

On March 1, 2023, Valvoline closed on the sale of its Global Products business to Aramco Overseas Company B.V. for a cash purchase price of $2.65 billion, subject to customary adjustments. With the sale of the Global Products business, Valvoline’s transformation to a pure-play automotive retail service business is complete, and we believe we are well positioned to grow our core business, add additional stores to our network and expand services to meet the needs of an evolving customer base and car parc.

In fiscal 2023, Valvoline’s continuing operations reported net sales of $1.44 billion, income from continuing operations of $199 million and adjusted EBITDA of $380 million. The Company’s system-wide same store sales increased 11.9%, marking the 17th consecutive year of same-store sales growth, and system-wide stores increased by 137, including 86 company-operated stores and 51 franchised locations, bringing total store count to 1,852.

On top of delivering strong top- and bottom-line results and closing the sale of the Global Products business, Valvoline returned $1.5 billion to shareholders via share repurchases in fiscal 2023 and executed on its CEO succession plan, with the promotion of Ms. Flees to Chief Executive Officer, effective October 1, 2023, to succeed Samuel J. Mitchell, Jr. who retired from the Company, effective September 30, 2023.

Key operating highlights from the Company’s continuing operations for fiscal 2023 are presented below:

17% Growth in Net revenues	$247.2 million Operating income from continuing operations	102% Growth in Diluted EPS

$2.8 billion System-wide store sales (a)	$1.5 billion Returned to shareholders through share repurchases	$353.0 million Cash flows from operations

1,852 System-wide stores (a) with 8.0% annual growth	17 years of consecutive system-wide same-store sales growth (b)	20.4% Growth in adjusted EBITDA (c)

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)

Valvoline determines same-store sales (“SSS”) growth as sales by U.S. stores, with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation.

(c)	Represents a non-GAAP measure. For a reconciliation of non-GAAP measures, refer to Appendix A.

PROXY STATEMENT iii

Fiscal 2023 Compensation Highlights

What We Do	What We Don’t Do

✓ Emphasize pay-for-performance

✓ Utilize a balance of cash-based short-term and equity-based long-term incentive compensation

✓ Engage in rigorous goal-setting process for all incentive metrics

✓ Apply meaningful stock ownership guidelines

✓ Subject all equity awards to double-trigger change in control vesting provisions

✓ Maintain a strong clawback policy

✓ Use a representative and relevant peer group

✓ Use an independent compensation consultant

✓ Provide Board oversight of incentive compensation risk

✗  No tax gross ups on change in control payments

✗  No single-trigger change in control payments

✗  No hedging or pledging of Company stock

✗  No excessive perquisites

✗  No repricing of equity awards

✗  No share recycling

✗  No employment agreements

✗  No dividends or dividend equivalents on unearned PSUs

Pay for Performance

How do we link performance and pay?	• A substantial portion of our Named Executive Officers’ pay is tied to short-term and long-term incentives.
• The performance metrics balance key short-term financial goals with long-term shareholder value creation.
• For fiscal 2023, the Valvoline Incentive Plan, our annual incentive plan, was based 50% on Net Sales and 50% on adjusted EBIT of our Continuing Operations.

•  Performance-based long-term incentive awards in the form of performance stock units made during fiscal 2023 were based on adjusted Net Income performance targets that reflect strong year-over-year earnings growth of our Continuing Operations during the three-year performance period.

Pay-for-performance Compensation Philosophy

To reinforce our pay for performance philosophy, the total compensation program for our Named Executive Officers is highly incentive-based and therefore fluctuates based on financial results and stock price performance. This approach motivates executives to consider the impact of their decisions on both the short-term and long-term performance of the Company and shareholder value creation, while taking appropriate types and amounts of risk.

Pay Mix of CEO and Other NEOs

iv PROXY STATEMENT

Fiscal Year 2023 Annual and Long-Term Incentive Plan Payouts

How did we perform?	Fiscal 2023 Valvoline Incentive Plan

•  Net Sales of $1.45 billion (101.6% of target) and adjusted EBIT of $291.7 million (99.2% of target) of our Continuing Operations, each as adjusted under the plan, resulted in an overall payout of 103.9% of the target incentive.

Fiscal 2021 – 2023 Performance Stock Units

•  Adjusted Net Income of $182.3 million (137.3% of target) of our Continuing Operations for fiscal 2023, adjusted EPS of $2.112 (195.4% of target) for fiscal 2022, adjusted EPS of $1.762 (177.3% of target) for fiscal 2021 and average achievement of 170.0% over the three-year performance period, each as adjusted under the plan, resulted in an overall payout of 170.0% of the target PSUs.

•  Valvoline’s TSR of 70.9% over the three-year performance period, representing the 72nd percentile relative to the companies in the S&P MidCap 400 Index, was at target performance, resulting in no adjustment to the PSU payout.

Say on Pay

Shareholders continued to show strong support for our executive compensation programs, with approximately 98% of the votes cast for the approval of the “say on pay” proposal at our 2023 Annual Meeting of Shareholders.

Environmental, Social and Governance (“ESG”) Oversight

Valvoline recognizes the importance of being a good corporate citizen and we strive to run our business in a responsible manner, reduce our environmental impact and create a diverse and vibrant workforce. We believe that ESG matters are intimately intertwined with our business and believe that a strategy that recognizes the importance of each ESG pillar is in the best interests of Valvoline and our stakeholders.

To provide for effective oversight of Valvoline’s strategy, initiatives and policies regarding ESG matters, our Board consolidated the review and oversight of ESG matters within the Governance & Nominating Committee (“G&N Committee”). The ESG matters that the G&N Committee reviewed and discussed with senior management in fiscal 2023 included:

•	environmental, health and safety;

•	ethics and compliance;

•	diversity, equity and inclusion; and

•	governance matters.

In December 2022, the Company established an internal ESG and Equality Council (the “Council”) to guide and support the Company’s continued progress on ESG initiatives in connection with the Company’s transition to a pure-play retail services business. The Council reports to the G&N Committee and is led by Julie O’Daniel, Senior Vice President, Chief Legal Officer and Corporate Secretary of the Company. Valvoline Director, Carol Kruse, and senior management with relevant subject matter expertise are also members of the Council. The Council will focus on strengthening the Company’s commitment to diversity, equity and inclusion and will work to further Valvoline’s efforts to integrate sustainability into the Company’s business operations.

PROXY STATEMENT v

Questions and Answers About the Annual Meeting

∎	Why did I receive these proxy materials?

You are invited to attend the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) of Valvoline Inc. (“Valvoline,” the “Company,” “we,” “us,” and “our”) and vote on the proposals described in this Proxy Statement because you were a shareholder of record of Valvoline common stock, par value $0.01 per share (“Valvoline Common Stock”), as of the close of business on December 1, 2023 (the “Record Date”), the record date for determination of shareholders entitled to notice of and to vote at the 2024 Annual Meeting.

The 2024 Annual Meeting is being held at 8:00 a.m. (ET) on January 25, 2024, at Valvoline’s corporate headquarters, 100 Valvoline Way, Lexington, KY 40509.

∎	What is included in these proxy materials?

•	The Notice of Annual Meeting of Shareholders;

•	This Proxy Statement for the 2024 Annual Meeting; and

•	Valvoline’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the “2023 Annual Report”).

If you received printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the 2024 Annual Meeting.

∎	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Notice of Annual Meeting of Shareholders and Proxy Statement, together with our 2023 Annual Report, by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they have specifically requested them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to shareholders starting on or around December 15, 2023.

∎	How do I access the proxy materials?

The Notice will provide you with instructions regarding how to view Valvoline’s proxy materials for the 2024 Annual Meeting, including this Proxy Statement and the 2023 Annual Report, on the Internet. The Notice also instructs you on how you may submit your vote. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

∎	Who can attend the 2024 Annual Meeting?

Each shareholder of record of Valvoline as of the Record Date is invited to attend the 2024 Annual Meeting, although seating is limited. If your shares are held in the name of a broker, bank or other nominee, you will need to bring valid photo identification, such as a driver’s license or passport, and an account statement, proxy or letter from that nominee that confirms you are the beneficial owner of those shares as of the Record Date.

∎	Who may vote at the 2024 Annual Meeting?

Only shareholders of record of Valvoline common stock as of the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and to vote their shares at the 2024 Annual Meeting. As of the Record Date, there were 129,987,088 shares of Valvoline Common Stock issued and outstanding and entitled to vote. Each share of Valvoline Common Stock entitles the shareholder to one vote on each matter properly brought before the 2024 Annual Meeting.

∎	What am I voting on?

At our 2024 Annual Meeting, shareholders will consider and vote on the following matters:

•	Election of nine members of our Board of Directors (“Board”) to serve until our 2025 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

•	Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending September 30, 2024 (“fiscal 2024”);

•	Non-binding advisory resolution approving our executive compensation (“Say on Pay”); and

•	Consideration and transaction of any other business properly brought before the 2024 Annual Meeting.

PROXY STATEMENT 1

∎	What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board;

•	“FOR” the ratification of the appointment of EY as our independent registered public accounting firm for fiscal 2024; and

•	“FOR” the non-binding advisory resolution approving our executive compensation.

∎	How can I vote?

If you are a registered shareholder as of the Record Date, you can vote (i) by attending and voting at the 2024 Annual Meeting, (ii) by following the instructions on the proxy card for voting by telephone or by Internet or (iii) by completing and signing your enclosed proxy card, dating it and returning it by mail in the accompanying enclosed, pre-addressed postage-paid envelope. If you hold shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the 2024 Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

All shares represented by validly executed proxies will be voted at the 2024 Annual Meeting, and such shares will be voted in accordance with the instructions provided. If no voting specification is made on your returned proxy card, Lori A. Flees or Julie M. O’Daniel, as individuals named on the proxy card, will cast the votes represented by such proxy card (i) FOR the election of each of the nine director nominees, (ii) FOR the ratification of EY as our independent registered public accounting firm for fiscal 2024, and (iii) FOR the non-binding advisory resolution approving our executive compensation.

We encourage shareholders to submit proxies in advance of the 2024 Annual Meeting by telephone, by Internet or by mail. You can ensure that your shares are voted at the 2024 Annual Meeting by following the instructions on the enclosed form of proxy card and submitting your votes by telephone, by Internet, or by completing, signing, dating and returning the enclosed form of proxy. Sending your proxy by any of these methods will not affect your right to attend and vote at the 2024 Annual Meeting in person or by executing a proxy designating a representative to vote for you at the 2024 Annual Meeting. If you wish to attend and vote your shares at the 2024 Annual Meeting, follow the steps laid out below under “How can I attend and vote my shares at the 2024 Annual Meeting?”.

∎	How can I attend and vote my shares at the 2024 Annual Meeting?

Shares of Valvoline Common Stock held directly in your name as the shareholder of record as of the Record Date may be voted in person at the 2024 Annual Meeting. Admission to the 2024 Annual Meeting will be on a first-come, first-served basis. Shareholders wishing to attend the 2024 Annual Meeting in person are requested to pre-register. To register for the 2024 Annual Meeting, please contact our investor relations office at 1-859-357-3155, or send an e-mail to IR@valvoline.com by 5:00 p.m. (ET) on January 24, 2024. Registration will also be available the morning of the 2024 Annual Meeting beginning at 7:00 a.m. (ET).

If you wish to attend the 2024 Annual Meeting and vote in person, you will need to provide proof of identification (such as a driver’s license or passport) and proof of stock ownership as of the Record Date and then you will be presented a ballot. Beneficial shares, held either in street name or credited to your account under a Company employee or director plan, cannot be voted at the 2024 Annual Meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote these shares.

When you arrive, signs will direct you to the appropriate meeting room. The use of computers, cell phones, pagers, recording or photographic equipment is not permitted in the meeting room at the 2024 Annual Meeting.

Even if you plan to attend the 2024 Annual Meeting in person, we encourage you to vote your shares by completing a proxy. If you plan to vote in person at the 2024 Annual Meeting and you hold your shares of Valvoline Common Stock in “street name”, you must obtain a valid legal proxy from the broker or other nominee holding your account and bring that proxy to the 2024 Annual Meeting.

∎	How do I vote shares attributable to the units held in the Valvoline Common Stock Fund within my Valvoline 401(k) Plan account?

If you are a participant in the Valvoline 401(k) Plan and are invested in the Valvoline Common Stock Fund within such plan as of the Record Date, you are entitled to instruct the trustee, Fidelity Management Trust Company, on how to vote any shares attributable to the

2 PROXY STATEMENT

units held in the Valvoline Common Stock Fund within your Valvoline 401(k) Plan account. The trustee will vote such shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by no later than 11:59 p.m. (ET) on January 22, 2024. If you do not provide instructions by that time, the shares attributable to the units held in the Valvoline Common Stock Fund within your Valvoline 401(k) Plan account will be voted by the trustee in the same proportion as it votes all the shares for which it has received timely voting instructions.

∎	What shares are included on the proxy card?

Your proxy card represents all shares of Valvoline Common Stock that are registered in your name. If your shares are held through a broker, bank or other nominee, you will receive either a voting instruction form or a proxy card from your broker, bank or other nominee instructing you on how to vote your shares.

∎	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Many Valvoline shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Valvoline’s transfer agent, EQ Shareowner Services, you are considered the shareholder of record for those shares, and we sent this proxy statement and accompanying proxy card directly to you. To vote, please complete, sign, date and return the proxy card, or follow the instructions on the proxy card to vote by telephone or the Internet.

Beneficial Owner

If your shares are held in a stock brokerage account or by another nominee (including a trust used in connection with a Company employee or director plan), you are considered the beneficial owner of shares held in street name, and your broker or nominee is considered to be the shareholder of record. If you are a participant in the Valvoline 401(k) Plan, you are the beneficial owner of the shares attributable to the units held in the Valvoline Common Stock Fund within your Valvoline 401(k) Plan account. As the beneficial owner, this proxy statement and accompanying form of proxy card were forwarded to you by the shareholder of record.

As the beneficial owner, you may direct and provide voting instructions to your broker or nominee to vote the shares held in your account by proxy by completing, signing, dating and returning the enclosed form of proxy card provided to you by your broker or other nominee or by telephone or the Internet by following the instructions provided in the proxy card. Please follow the instructions on your form of proxy card carefully. You are also invited to attend the 2024 Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the 2024 Annual Meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote the shares.

Your broker or other nominee has enclosed a form of proxy card for you to use to direct it how to vote your shares. Please instruct your broker or other nominee how to vote your shares using the form of proxy card you received from it. Please return your completed form of proxy card to your broker or other nominee or contact the person responsible for your account so that your vote can be counted. If your broker or other nominee permits you to provide voting instructions by telephone or the Internet, you may vote that way as well.

∎	Can I change my vote once I vote by mail, by telephone or over the Internet?

Yes. You have the right to change or revoke your proxy (i) at any time before the 2024 Annual Meeting by (a) notifying our Corporate Secretary in writing, (b) returning a later-dated proxy card by mail or (c) entering a later dated telephone or Internet vote; or (ii) by attending the 2024 Annual Meeting and voting in person, which will automatically cancel any proxy previously given, or by revoking your proxy in person, but attendance alone will not revoke any proxy that you have previously given.

If your shares are held through a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote.

∎	Who will count the vote?

A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election for the 2024 Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast by proxy and in person.

PROXY STATEMENT 3

∎	Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within the Company or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote or (iii) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are forwarded to the Company’s management.

∎	What constitutes a quorum?

As of the Record Date, 129,987,088 shares of Valvoline Common Stock were outstanding and entitled to vote at the 2024 Annual Meeting. A majority of the shares issued and outstanding and entitled to be voted at the 2024 Annual Meeting must be present in person or by proxy to constitute a quorum to transact business at the 2024 Annual Meeting. If you vote in person, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) will be treated as present for the purpose of determining whether a quorum is obtained.

∎	What vote is required for approval of each matter to be considered at the 2024 Annual Meeting?

•	Election of Directors—Pursuant to Article V of our Amended and Restated Articles of Incorporation (“Articles”), a director nominee will be deemed elected if the number of votes cast “for” that director nominee exceeds the number of votes cast “against” that director nominee.

•	Ratification of independent registered public accounting firm—The appointment of EY as the Company’s independent registered public accounting firm for fiscal 2024 will be deemed ratified if the number of votes cast “FOR” its ratification exceeds the number of votes cast “AGAINST” it.

•	Non-binding advisory resolution approving our executive compensation—The non-binding advisory resolution approving our executive compensation will be deemed passed if the number of votes cast “FOR” the resolution exceeds the number of votes cast “AGAINST” it.
∎	What happens if I don’t give specific voting instructions?

If you (i) sign and return a proxy card without giving specific voting instructions or (ii) indicate when voting by telephone or over the Internet that you wish to vote as recommended by the Board, then the proxy holders will vote your shares in the manner recommended by the Board on each of the matters presented in this proxy statement for which you did not provide specific voting instructions, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2024 Annual Meeting.

As of the date of this proxy statement, the Board knows of no business other than that set forth above to be transacted at the 2024 Annual Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy card (Lori A. Flees or Julie M. O’Daniel, the Company’s management proxies), to whom you are granting your proxy, to vote in accordance with their best judgment on such matters.

∎	What is a Broker Non-Vote?

If your shares are held by a broker, you must instruct the broker on how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. This is referred to as a “broker non-vote.” Broker non-votes are counted as present in determining whether a quorum exists at the 2024 Annual Meeting but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

Under the NYSE rules, your broker has discretionary authority to vote your shares on the ratification of the Company’s independent registered public accounting firm, even if your broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors or the advisory vote on executive compensation, without instructions from you. If you do not instruct your broker on these discretionary matters, a broker non-vote will occur and your shares will not be voted on these matters.

∎	How are abstentions treated?

Abstentions are counted for the purpose of determining whether a quorum is present. For the purpose of

4 PROXY STATEMENT

determining whether shareholders have elected any director named in Proposal 1 and determining the recommendation of the shareholders for Proposal 2 (ratification of independent registered public accounting firm), and Proposal 3 (non-binding advisory resolution approving executive compensation), abstentions are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of such proposals.

∎	Who will pay for the cost of this Proxy Solicitation?

The Company is making this proxy solicitation and will bear the cost of soliciting proxies. In addition to these proxy materials, the solicitation of proxies may be made in person, by telephone or by other electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have also retained Georgeson LLC to assist in the solicitation for a fee of $15,000, plus reasonable out-of-pocket expenses. We may also reimburse brokers, banks or other agents for the cost of forwarding proxy materials to beneficial owners.

∎	Can I access the Company’s Proxy Statement and 2023 Annual Report electronically?

Yes. This Proxy Statement and the 2023 Annual Report are available on our investor relations website at http://investors.valvoline.com/financial-reports/proxy, and at the SEC’s website, http://www.sec.gov.

∎	Does the Company offer an opportunity to receive future proxy materials electronically?

Yes, if you wish to view Valvoline’s future proxy materials and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, by mail or in person, you will not have the option to elect electronic delivery while voting. If you elect electronic delivery, we will discontinue mailing our proxy materials and annual reports to you beginning next year (absent a contested election) and will instead send you an e-mail message notifying you of the Internet address or addresses where you may access such proxy materials and annual reports and vote your shares.

∎	Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the 2024 Annual Meeting. We will report the final voting results on a Current Report on Form 8-K filed with the SEC within four business days after the 2024 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the 2024 Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amended Form 8-K with the SEC to disclose the final voting results. You can obtain a copy of the Form 8-K from our investor relations website at http://investors.valvoline.com/sec-filings or through the SEC’s website at http://www.sec.gov.

∎	Who can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?

Please contact Georgeson LLC, the firm assisting the Company in the solicitation of proxies, toll free at (877) 847-1383.

PROXY STATEMENT 5

Proposal One - Election of Directors

Proposal and Required Vote

Our Board currently consists of the following nine members: Gerald W. Evans, Jr., Lori A. Flees, Richard J. Freeland, Carol H. Kruse, Vada O. Manager, Patrick S. Pacious, Jennifer L. Slater, Charles M. Sonsteby and Mary J. Twinem. Each member of the Board was elected at the 2023 Annual Meeting of Shareholders, other than Mr. Pacious and Ms. Flees, who were appointed to the Board, effective July 11, 2023 and October 1, 2023, respectively. Ms. Flees, the Company’s President and Chief Executive Officer, was appointed to succeed Samuel J. Mitchell, Jr., who retired as the Company’s Chief Executive Officer and as a director, effective September 30, 2023. The Board expresses its gratitude to Mr. Mitchell for his 21 years of dedicated leadership to Valvoline. During his tenure, Mr. Mitchell led the Company through a period of exceptional growth and performance, including the Company’s successful IPO in September 2016 and transformation to a pure play retail services business with the sale of the Company’s Global Products business in March 2023. Each current director has been nominated for election at the 2024 Annual Meeting. The G&N Committee has confirmed that all nine nominees will be available to serve as directors upon election and recommends their election.

Directors are elected at each annual meeting of shareholders to hold office until the following annual meeting of shareholders and until their successors have been duly elected and qualified. Pursuant to our Articles, a director nominee in an uncontested election must receive the affirmative vote of a majority of votes cast with respect to that director nominee in order to be elected to our Board. Therefore, to be elected at the 2024 Annual Meeting, director nominees must receive more votes cast “for” their election than votes cast “against” their election. Abstentions and broker non-votes will not be counted as votes cast. Nominees elected at the 2024 Annual Meeting will serve until our 2025 Annual Meeting of Shareholders and will hold office until their successors are duly elected and qualified.

If you (i) sign and return a proxy card without giving specific voting instructions or (ii) indicate when voting by telephone or over the Internet that you wish to vote as recommended by the Board, Lori A. Flees or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy FOR each of the nine nominees nominated by the Board in this Proxy Statement. Should any of the nominees be unable or unwilling to stand for election at the time of the 2024 Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board, or the Board may reduce the number of directors to be elected at the 2024 Annual Meeting.

Information Concerning Director Nominees

The nine individuals nominated by the Board for election as directors at the 2024 Annual Meeting are Gerald W. Evans, Jr., Lori A. Flees, Richard J. Freeland, Carol H. Kruse, Vada O. Manager, Patrick S. Pacious, Jennifer L. Slater, Charles M. Sonsteby and Mary J. Twinem. Each of these nominees is currently a member of our Board and has agreed to stand for election. Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which the Board believes provide the Company with the perspective and judgment needed to guide, monitor and execute its strategies.

6 PROXY STATEMENT

Gerald W. Evans, Jr. Retired Chief Executive Officer of Hanesbrands Inc. Director since: 2019 Age: 64 Committees: • Audit • Compensation (Chair)

Professional Experience:

Mr. Evans has served as a director of Valvoline since December 2019. Mr. Evans served as Chief Executive Officer of Hanesbrands Inc., a leading global marketer of basic apparel, from October 2016 until his retirement in August 2020. From 2013 to 2016, Mr. Evans served as Chief Operating Officer of Hanesbrands and as Co-Chief Operating Officer from 2011 to 2013. Prior to that, he served as Co-Operating Officer, President International of Hanesbrands from 2010 to 2011. He was President of Hanesbrands’ International Business and Global Supply Chain from 2009 to 2010 and served as President of its Global Supply Chain and Asia Business Development from 2008 to 2009. Mr. Evans served as Executive Vice President, Chief Supply Chain Officer of Hanesbrands from 2006 to 2008. Prior to that, he spent more than 20 years in various leadership positions at Sara Lee Corporation. Mr. Evans has also served as a member of the Business Roundtable.

Education:

Mr. Evans holds a Bachelor of Science in marketing and a Master of Business Administration from the University of South Carolina.

Public Company Boards:

Mr. Evans served as a director of Hanesbrands Inc. from October 2016 to August 2020.

Qualifications:

Mr. Evans’ significant experience and knowledge in the areas of consumer products, managing international operations and global supply chains, government relations, leading omnichannel expansion, brand development, mergers and acquisitions, investor relations, capital allocation, and sales and marketing provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from his service on the board of directors of Hanesbrands.

Lori A. Flees President and Chief Executive Officer of Valvoline Inc. Director since: 2023 Age: 53 Committees: N/A

Professional Experience:

Ms. Flees has served as a director of Valvoline since October 2023. Ms. Flees has served as the President and Chief Executive Officer of Valvoline since October 2023. She was Valvoline’s Senior Vice President and President of Retail Services from April 2022 to September 2023. Prior to joining Valvoline, she was the Senior Vice President and Chief Operating Officer of Walmart Health & Wellness from August 2020 to March 2022. She served as Walmart’s Senior Vice President and General Merchandising Manager of Sam’s Club Health & Wellness from June 2018 to August 2020, Senior Vice President, Next Generation Retail and Principal, Store No. 8 from September 2017 to June 2019, and as Senior Vice President, Corporate Strategy from January 2014 to August 2017. Prior to joining Walmart, Ms. Flees spent 17 years at Bain & Company where she collaborated with clients in the areas of consumer goods and services, engineering and construction, industrial manufacturing and oil and gas.

Education:

Ms. Flees holds a Bachelor of Arts in management systems from Kettering University and a Master of Business Administration from Harvard Business School.

Qualifications:

Ms. Flees has led Valvoline’s Retail Services business since April 2022 and over that time she has gained extensive knowledge of our business and the automotive maintenance services industry. Ms. Flees’ significant experience and knowledge in the areas of executive leadership; business operations, including leading Valvoline’s more than 1,800 Company-operated and franchised service centers and previously the operations of Walmart’s health and wellness business of more than 4,800 locations, including the COVID vaccination operations; mergers & acquisitions; corporate strategy; and performance improvement, including experience developing growth strategies for retailers with a combination of company-owned and franchised stores, provide her with the qualifications and skills to serve as a director on our Board.

PROXY STATEMENT 7

Richard J. Freeland Chair of the Board; Retired President and Chief Operating Officer of Cummins Inc. Director since: 2016 Age: 66 Committees: N/A

Professional Experience:

Mr. Freeland has served as a director of Valvoline since September 2016 and as Chair of the Board since January 2022. Mr. Freeland served as President and Chief Operating Officer of Cummins Inc., a diesel engine and components manufacturer, from July 2014 until his retirement in October 2019. Prior to that, he served as Vice President and President of the Engine Business of Cummins from 2010 until 2014 and served in various other leadership positions since joining Cummins in 1979.

Education:

Mr. Freeland holds a Bachelor of Science in industrial management from Purdue University’s Krannert School of Management and a Master of Business Administration from Indiana University’s Kelley School of Business.

Public Company Boards:

Mr. Freeland has served as a director of Cooper Standard since May 2020 and Hyliion Holdings Corp. since March 2023. Within the past five years, Mr. Freeland also served as a director of Cummins Inc. from July 2017 to October 2019.

Advisory Boards:

Mr. Freeland has served as a member of the strategic advisory board of Embark Trucks, a leading developer of autonomous technology for the trucking industry, since September 2021.

Qualifications:

Mr. Freeland’s significant experience and knowledge in the areas of product development, manufacturing, international operations, sales and marketing, electrified powertrain solutions for the trucking industry, as well as his experience in the automotive and transportation industry, provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from his service on the board of directors of Cooper Standard, Hyliion Holdings Corp., and Cummins.

Carol H. Kruse Former Chief Marketing Officer of ESPN and Cambia Health Solutions Director since: 2018 Age: 61 Committees: • Compensation

Professional Experience:

Ms. Kruse has served as a director of Valvoline since December 2018. Ms. Kruse served as Senior Vice President and Chief Marketing Officer of Cambia Health Solutions, a health solutions company, from December 2014 to January 2019. Prior to that, she was Senior Vice President and Chief Marketing Officer at ESPN, a global omni-channel sports programming and content company, from October 2010 until October 2013. In addition, she served as Vice President, Global Digital Marketing, at the Coca-Cola Company from July 2007 until October 2010 and as Coca-Cola’s Vice President, North America Interactive Marketing from August 2001 to July 2007. Prior to such time, Ms. Kruse held co-founding and/or leadership roles within three Silicon Valley start-up companies, including RocketCash LLC, which was acquired by the Coca-Cola Company in 2001.

Education:

Ms. Kruse holds a Bachelor of Arts in international relations from Pomona College and a Master of Business Administration from the University of Southern California.

Privately-Held Company Boards:

Ms. Kruse serves as a non-voting director of RISE Brewing and director of Think-X, Inc., both early-stage startups. Ms. Kruse has also served as a director of Unified, Inc., an advertising technology company, and as Chair of its Compensation Committee, from 2014 to July 2020.

Non-Profit Boards:

Ms. Kruse serves on the board of trustees of Portland’s Pioneer Courthouse Square.

Qualifications:

Ms. Kruse’s significant experience and knowledge in leveraging data, machine learning and artificial intelligence for product design and services to deliver a superior consumer experience, improve engagement and drive significant business value; digital marketing; technology platform design and development; and consumer acquisition, retention and engagement through digital, mobile and social channels provide her with the qualifications and skills to serve as a director on our Board.

8 PROXY STATEMENT

Vada O. Manager

President and Chief
Executive Officer of
Manager Global
Holdings LLC; Chief
Strategist & Board
Director of Think TRUE

Director since: 2016

Age: 62

Committees:

•   Audit

•   Governance &
Nominating (Chair)

Professional Experience:

Mr. Manager has served as a director of Valvoline since September 2016. Mr. Manager has also served as the President and CEO of Manager Global Holdings LLC, a diversified firm with minority equity investments in hospitality services, real estate, entertainment, sports products and which also includes a corporate consulting unit, since 2009. He also serves as Chief Strategist/Board Director of Think TRUE, a multicultural experiential marketing firm and is a respected member of the International Advisory Council at APCO WORLDWIDE. Through his independent consulting unit, he advises global companies regarding brand positioning, M&A, and product sourcing – skills acquired while in senior roles at Nike, Inc., Levi Strauss & Co. and as VP of a public finance investment bank. Mr. Manager served as the Senior Director of Global Issues Management for Nike from 2006 until March 2009, and he held various management positions at Nike and Levi’s between 1994 and 2009.

Education:

Mr. Manager holds a Bachelor of Science in political science from Arizona State University (ASU) and performed graduate work at the London School of Economics.

Non-Profit Boards:

Mr. Manager serves on the board of trustees of ASU. He also serves as a director of the Helios Education Foundation, and as Chair of its Finance Committee, ASU Center for the Study of Race and Democracy, Genesis Academy and the Foresight Foundation for Economic Equity. He also now serves on the Arizona Venture (Capital) Development Board to stimulate economic development throughout Arizona.

Qualifications:

Mr. Manager’s significant experience and knowledge in the areas of product sourcing and supply chain strategy; mergers and acquisitions, including Nike’s acquisitions of the Converse and Starter brands; consumer brand/ecommerce strategy, including the iconic Nike and Levi Strauss & Co. brands; expertise in strategic communications and global management consulting experience provide him with the qualifications and skills to serve as a director on our Board. He also brings knowledge of the financial markets as a former investment banker. Mr. Manager is a regular panelist on governance for the National Association of Corporate Directors (NACD) and 50/50 Women on Boards. He also brings significant transformative M&A experience and value-creation through his previous service on the board of directors of Ashland, including numerous acquisitions and the spin-off of Valvoline.

Patrick S. Pacious President and Chief Executive Officer of Choice Hotels International, Inc. Director since: 2023 Age: 57 Committees: • Compensation

Professional Experience:

Mr. Pacious has served as a director of Valvoline since July 2023. Mr. Pacious has served as the President and Chief Executive Officer of Choice Hotels International, Inc., one of the largest lodging franchisors in the world, since September 2017. Mr. Pacious served as Choice Hotel’s President and Chief Operating Officer from May 2016 to September 2017, as Chief Operating Officer from January 2014 to May 2016, Executive Vice President, Global Strategy & Operations from February 2011 to December 2014, Senior Vice President, Corporate Strategy and Information Technology from August 2009 to February 2011, and in various other leadership capacities from July 2005 to August 2009. Prior to joining Choice Hotels, Mr. Pacious served as a management consultant at Bearingpoint Inc. and Arthur Andersen Business Consulting LLP from 1996 to 2005. Mr. Pacious began his career serving as an officer in the U.S. Navy.

Mr. Pacious was named Lodging Magazine’s Person of the Year in 2022 and a “Best CEO for Women” by Comparably in 2023.

Education:

Mr. Pacious holds a Bachelor of Arts in political science and Latin America studies from Duke University and a Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University.

Public Company Boards:

Mr. Pacious has served as a director of Choice Hotels International, Inc. since September 2017.

Non-Profit Boards:

Mr. Pacious serves on the board of directors of the Wolf Trap Foundation for the Performing Arts.

Qualifications:

Mr. Pacious’ significant experience and knowledge of franchise development and expansion, brand building, acquisitions, innovation, performance analytics, and technology transformation provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from his service on the board of directors of Choice Hotels.

PROXY STATEMENT 9

Jennifer L. Slater Senior Vice President, Performance Sensing, Automotive & Aftermarket of Sensata Technologies Director since: 2022 Age: 49 Committees: • Compensation • Governance & Nominating

Professional Experience:

Ms. Slater has served as a director of Valvoline since July 2022. Ms. Slater has served as the Senior Vice President, Performance Sensing Automotive & Aftermarket of Sensata Technologies, a global industrial technology company striving to create a cleaner, more efficient, electrified and connected world, since April 2023. Ms. Slater served as the Vice President and General Manager of Sensata’s Heavy Duty and Off-Road business from September 2022 to March 2023. From 2019 to September 2022, Ms. Slater served as Group Vice President and General Manager, Global OE and Products at Clarios, which manufactures and distributes advanced energy storage solutions for the automotive market. From 2016 to 2019, Ms. Slater served as Vice President and General Manager OE, Americas and APAC, of Clarios. Prior to joining Clarios, Ms. Slater served in various leadership capacities at Johnson Controls and Woodbridge from 2005 to 2016.

Ms. Slater is a member of the Society of Automotive Engineers and was named a 2017 STEP Ahead winner, recognizing Women in Manufacturing, by the Manufacturing Institute.

Education:

Ms. Slater holds a Bachelor of Science in mechanical engineering from the University of Michigan at Dearborn and a Master of Business Administration from Walsh College.

Qualifications:

Ms. Slater’s significant experience and knowledge of the automotive industry, including automotive OEMs, and her recent focus on energy storage solutions to meet evolving vehicle electrification needs; product management and strategy; engineering; finance and sales provide her with the qualifications and skills to serve as a director on our Board.

Charles M. Sonsteby Former Vice Chairman of The Michaels Companies Director since: 2016 Age: 70 Committees: • Governance & Nominating

Professional Experience:

Mr. Sonsteby has served as a director of Valvoline since September 2016. Mr. Sonsteby served as Vice Chairman of The Michaels Companies, Inc., the largest arts and crafts specialty retailer in North America, from June 2016 until his retirement in October 2017. Previously, he served as Chief Financial Officer and Chief Administrative Officer of The Michaels Companies from 2010 to 2016. Prior to that, he served as CFO of Brinker International, a hospitality industry company, from 2001 until 2010, and held various other leadership positions at Brinker from 1990 to 2001.

Education:

Mr. Sonsteby holds a Bachelor of Science in accounting from the University of Kentucky.

Public Company Boards:

Mr. Sonsteby has served as a director of Darden Restaurants, Inc., a restaurant operator, since September 2014, and as its Lead Director since December 2020 and as Chairman of the Board from April 2016 to December 2020.

Privately-Held Company Boards:

Mr. Sonsteby has served as a director of HomeX Services Group since February 2023 and as a member of the Board of Advisors of DLA, LLC since April 2023.

Non-Profit Boards:

Mr. Sonsteby is a member of the UK Gatton College of Business Dean’s Advisory Council.

Qualifications:

Mr. Sonsteby’s extensive experience and knowledge in the areas of consumer wholesale; high-growth retail; restaurant and franchise operations, including leading Brinker’s international franchise operations expansion into 28 countries; digital strategy, including leading the launch of Michaels’ e-commerce site; mergers, acquisitions, divestitures and corporate re-organizations; supply chain strategy; capital markets, including debt and equity offerings; capital allocation strategy; finance; internal audit; tax; treasury; and investor relations provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from service on the board of directors of other publicly-traded companies, including current service at Darden Restaurants.

10 PROXY STATEMENT

Mary J. Twinem Retired Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc. Director since: 2016 Age: 63 Committees: • Audit (Chair)

Professional Experience:

Ms. Twinem has served as a director of Valvoline since September 2016. Ms. Twinem served as Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc., a restaurant operations and franchising company, from July 1996 until her retirement in February 2016. Prior to that position, she served as Controller of Buffalo Wild Wings since 1995.

Education:

Ms. Twinem holds a Bachelor of Science in accounting from the University of Wisconsin-Platteville.

Public Company Boards:

Ms. Twinem has served as a trustee of Centerspace (CSR), a real estate investment trust, since February 2018, and as Chair of its Audit Committee since May 2020 and as a member of its Compensation Committee since May 2023.

Non-Profit Boards:

Ms. Twinem has served as a director of Medica Holdings Company since 2015 and as Chair of its Finance Committee since 2021, as Chair of its Audit Committee from 2016 to 2021, and as a member of its Consumer Experience Committee since 2021. She has also served as a director of the Medica Foundation since 2019.

Qualifications:

Ms. Twinem’s significant experience and knowledge in the areas of accounting, financial reporting, financial planning and analysis, information systems, mergers and acquisitions, investor relations and supply chain provide her with the qualifications and skills to serve as a director on our Board. She also brings significant franchise operations experience gained from her more than 20 years of service as an executive officer of Buffalo Wild Wings, which was one of the fastest growing restaurant chains in the U.S. during such time. She also brings significant experience gained from her current service on the board of directors of Centerspace.

The Board unanimously recommends that shareholders vote FOR the election of each nominee.
✓

PROXY STATEMENT 11

Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board (the “Audit Committee”) reviews our accounting firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines to determine whether to reappoint such firm as our independent registered public accounting firm. Based on its review, the Audit Committee has recommended to the Board, and the Board has approved, the appointment of Ernst & Young LLP to audit Valvoline’s Consolidated Financial Statements and Internal Control Over Financial Reporting for fiscal 2024. See the “Corporate Governance—Valvoline’s Board of Directors—Committees” section of this Proxy Statement for further information about the role and responsibilities of our Audit Committee.

The following table presents the aggregate fees (including out-of-pocket costs) for professional services rendered by the member firms of Ernst & Young LLP and their respective affiliates (collectively, “EY”) for the fiscal years ended September 30, 2023 (“fiscal 2023”) and September 30, 2022 (“fiscal 2022”). The fees paid to EY shown in the table below were all pre-approved in accordance with Audit Committee procedures discussed in the “Audit Committee Matters” section of this Proxy Statement.

(in thousands)	2023	2022
Audit Fees(1)	$2,389	$3,934
Audit-Related Fees(2)	$30	$20
Tax Fees(3)	$84	$116
All Other Fees	$—	$—
Total	$2,503	$4,070

(1)

Audit fees include fees and expenses associated with the annual audit of Valvoline’s consolidated financial statements and internal control over financial reporting and interim reviews of Valvoline’s consolidated financial statements. Audit fees also include fees associated with various audit requirements of Valvoline’s non-U.S. subsidiaries (statutory audit requirements). For fiscal 2023, audit fees include approximately $628,000 of fees and expenses associated with the separation and sale of Valvoline’s Global Products business. For fiscal 2022, audit fees also include approximately $1.1 million of fees and expenses associated with the separation of Valvoline’s Global Products business.

(2)	Audit-related fees relate to reviews of our franchise disclosure filings and attestation services.

(3)	Tax fees principally relate to tax compliance and consulting services.

Our shareholders are being asked to ratify the appointment of EY as Valvoline’s independent registered public accounting firm for fiscal 2024. The appointment of EY will be deemed ratified if the number of votes cast “for” ratification exceed the number of votes cast “against” it. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” ratification. If our shareholders fail to ratify the appointment of EY, the Audit Committee may, but is not required to, reconsider the selection of such firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Company has been advised by EY that neither the firm, nor any covered person of the firm, has any financial interest, direct or indirect, in any capacity in Valvoline or its subsidiaries.

One or more representatives of EY will be present at the Annual Meeting to respond to questions from shareholders and will be given the opportunity to make a statement.

If no voting specification is made on a properly returned or voted proxy card, Lori A. Flees or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR the ratification of the appointment of EY as Valvoline’s independent registered public accounting firm for fiscal 2024.

The Board unanimously recommends that shareholders vote FOR the ratification of the appointment of EY as Valvoline’s independent registered public accounting firm for fiscal 2024.
✓

12 PROXY STATEMENT

Audit Committee Matters

Policy on Pre-Approval of Audit Firm Services

The Audit Committee has responsibility for appointing, determining compensation of and overseeing the work of the independent registered public accounting firm that audits our financial statements.

The Audit Committee has adopted strict guidelines on the use of the independent registered public accounting firm to provide audit and non-audit services. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the independent registered public accounting firm in the fiscal year. These services may include audit services, audit-related services, tax services and other permissible non-audit services. In circumstances where the engagement of the independent registered public accounting firm to perform work beyond the scope of and not contemplated in the original pre-approval occurs, specific pre-approval of the additional services and fees (not exceeding $500,000) is required by the Audit Committee Chair prior to the engagement of the independent registered public accounting firm for those services and must be presented to the Audit Committee at its next meeting. For each proposed service, the independent registered public accounting firm provides detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such service would impair the independence of the independent registered public accounting firm.

Professional services provided by EY as our independent registered accounting firm in fiscal 2023 were subject to pre-approval under the guidelines discussed above. Under these guidelines, prior to engagement, the Audit Committee pre-approved the audit and non-audit services to be rendered by EY in fiscal 2023, in each case, including all engagement fees and terms.

Audit Committee Report

The Audit Committee is currently composed of three independent directors and operates under a written charter adopted by the Board. A copy of the Audit Committee’s charter may be obtained from the Company’s Investor Relations website at http://investors.valvoline.com. The Board, after reviewing the qualifications of the Audit Committee members and any relationships that such members may have with the Company that might affect their independence, determined that all current Audit Committee members—Ms. Twinem and Messrs. Evans and Manager—are “independent” as that term is defined by Rule 10A-3 of the Exchange Act, the listing standards of the NYSE, and Valvoline’s Director Independence Standards. The Board also determined that each member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules. A description of each Audit Committee member’s financial experience is contained in their biographies under Proposal One—Election of Directors.

The Audit Committee assists in fulfilling the oversight responsibilities of the Board relating to: the integrity of the Company’s financial statements and financial reporting process; the integrity of the Company’s systems of internal accounting and financial control, including the Company’s systems to monitor and manage business risk; the performance of the Company’s internal audit function; the independent auditors’ qualifications, performance and independence; the independent auditors’ audit of the Company’s financial statements and effectiveness of internal control over financial reporting; the Company’s risk management policies and processes; the Company’s information and cyber security risks and programs to manage such risks; the Company’s financial affairs, including capital structure, securities offerings, major borrowings, credit facilities, and derivatives and swap policies; material legal and regulatory compliance requirements; the Company’s insurance program; and the Company’s process for handling complaints regarding accounting, internal control and auditing matters. The Audit Committee also oversees the Company’s enterprise risk management (“ERM”) program and has direct oversight over financial reporting and control and several other risks within the ERM framework. In fiscal 2023, the Audit Committee met nine times, including videoconferences to review and discuss Valvoline’s quarterly and annual financial performance and associated earnings releases.

The Company’s management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The independent auditors are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

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The Audit Committee is responsible for the appointment, retention, compensation and oversight of the Company’s independent registered public accounting firm, including the review of their qualifications, independence and performance, and approval of the audit fees. The Audit Committee appointed EY to audit Valvoline’s consolidated financial statements for fiscal 2023 and to issue an opinion on whether such statements present fairly, in all material respects, Valvoline’s consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. EY was also engaged to audit and to issue an opinion on the effectiveness of Valvoline’s internal control over financial reporting. EY has served as Valvoline’s independent registered public accounting firm since 2016. The Audit Committee considered several factors in selecting EY as Valvoline’s independent registered public accounting firm for fiscal 2023, including EY’s independence, EY’s system of quality control, EY’s professional qualifications including the qualifications of the lead audit partner and other key engagement members, the Audit Committee’s evaluation of EY’s performance on the prior fiscal year audit, the extent and quality of EY’s communications with the Audit Committee, the appropriateness of EY’s fees, EY’s tenure as Valvoline’s independent registered public accounting firm and its familiarity with Valvoline’s business and internal control over financial reporting. Based on such factors, the Audit Committee determined that the appointment of EY as Valvoline’s independent registered public accounting firm for fiscal 2023 was in the best interests of Valvoline and its shareholders.

In accordance with SEC rules, lead audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to a company. For lead audit partners, the maximum number of consecutive years of service is five years. The Audit Committee periodically reviews and evaluates the performance of EY’s lead audit partner, oversees the required rotation of the lead audit partner, and reviews and considers the selection of the lead audit partner. EY’s current lead audit partner has served since the beginning of fiscal 2022.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and EY the audited financial statements, management’s assessment of the effectiveness of Valvoline’s internal control over financial reporting and EY’s evaluation of Valvoline’s internal control over financial reporting. The Audit Committee further reviewed EY’s judgment as to the quality and acceptability of Valvoline’s accounting principles, financial reporting process and controls and such other matters as are required to be discussed with the Audit Committee under applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). In addition, the Audit Committee reviewed EY’s independence from management and Valvoline, including the matters in the written disclosures regarding EY’s independence required by the PCAOB, and has discussed such matters with EY. The Audit Committee considered with EY whether the provision of non-audit services provided by them to the Company during fiscal 2023 was compatible with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that Valvoline’s consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, for filing with the SEC.

AUDIT COMMITTEE

Mary J. Twinem, Chair

Gerald W. Evans, Jr.

Vada O. Manager

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that Valvoline specifically incorporates the Audit Committee Report by reference therein.

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Proposal Three - Non-Binding Advisory Resolution Approving Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking your vote, on a non-binding advisory basis, on the compensation of our named executive officers as described in the Compensation Discussion and Analysis, compensation tables and narrative disclosure, as provided in this Proxy Statement (“Say on Pay”). Specifically, shareholders are being asked to vote upon, and the Board has approved and unanimously recommends, the following non-binding advisory resolution:

RESOLVED, that the compensation paid to Valvoline’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The Board believes that our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and incentivizes desirable executive performance. This proposal gives you an opportunity to express your own view of our fiscal 2023 executive compensation practices. While the vote does not address any specific item of compensation and is not binding on the Board, the Board and its Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions.

The Say on Pay advisory resolution shall be deemed approved if the number of votes cast “for” the resolution exceed the number of votes cast “against” the resolution. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” the resolution.

If no voting specification is made on a properly returned or voted proxy card, Lori A. Flees or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR the approval of the resolution.

The Board unanimously recommends that shareholders vote FOR the advisory resolution on our executive compensation.
✓

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Corporate Governance

Valvoline’s Board of Directors

Composition

Our business and affairs are managed under the direction of our Board. Our Corporate Governance Guidelines require that two-thirds of our directors be independent, as defined in our Director Independence Standards (published on our investor relations website at http://investors.valvoline.com/governance) (“Independence Standards”), which incorporate the requirements of SEC rules and NYSE listing standards. Within this framework, the Governance & Nominating Committee (the “G&N Committee”) is charged with determining and refreshing, as appropriate, the composition of our Board. The G&N Committee seeks to fill our Board with exceptionally talented and diverse directors, with expertise and leadership experience in the markets in which we operate.

Our Board currently consists of the following nine members: Gerald W. Evans, Jr., Lori A. Flees, Richard J. Freeland, Carol H. Kruse, Vada O. Manager, Patrick S. Pacious, Jennifer L. Slater, Charles M. Sonsteby, and Mary J. Twinem. All of the directors were elected at the 2023 Annual Meeting of Shareholders, other than Mr. Pacious and Ms. Flees, who were appointed to the Board, effective July 11, 2023 and October 1, 2023, respectively. Ms. Flees succeeds Samuel J. Mitchell, Jr. who retired as Chief Executive Officer and as a director, effective September 30, 2023. Each of the current directors has been nominated for election at the 2024 Annual Meeting.

See the “Proposal One—Election of Directors” section of this Proxy Statement.

During fiscal 2023, nine meetings of the Board were held. On average, our directors attended 96% of the total meetings of the Board and the Committees on which they serve. No director attended less than 75% of such meetings.

Leadership Structure

Our Amended and Restated By-Laws (“By-Laws”) provide the Board flexibility in determining the appropriate leadership structure for the Company. Currently, Ms. Flees serves as our Chief Executive Officer and Mr. Freeland serves as Chair of the Board, a role he has held since the 2022 Annual Meeting. The Board currently believes that separating the roles of Chair and Chief Executive Officer is in the best interest of the Company because it allows our Chief Executive Officer to focus on operating and managing the day-to-day activities of our business, while the Chair can focus on Board leadership independent of management.

Independence

Our Corporate Governance Guidelines require that two-thirds of our directors be independent, as defined in the Independence Standards. The Independence Standards incorporate the requirements of SEC rules and NYSE listing standards and were adopted by our Board to assist in its determination of director independence. Pursuant to these rules, our Board must make an affirmative determination that those members of the Board who serve as independent directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Members of the Audit and Compensation Committees are also subject to heightened standards for independence under SEC rules and NYSE listing standards.

Our Board annually reviews director independence in accordance with these requirements. In making its independence determinations, the Board considered relationships and transactions between each director, on the one hand, and Valvoline, its subsidiaries and its affiliates, on the other hand, including the director’s commercial, economic, charitable and familial relationships. As a result of this review, the Board affirmatively determined that Mses. Kruse, Slater, and Twinem and Messrs. Evans, Freeland, Manager, Pacious and Sonsteby are each independent of Valvoline and its affiliates. Ms. Flees was determined not to be independent because she currently serves as Chief Executive Officer of the Company.

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In addition, the Board determined that Ms. Twinem and Messrs. Evans and Manager each satisfy the heightened independence standards applicable to audit committee members, including those under Exchange Act Rule 10A-3. Similarly, the Board determined that Mses. Kruse and Slater, and Messrs. Evans and Pacious each satisfy the heightened independence standards applicable to compensation committee members as set forth in NYSE listing standards.

Committees

Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Governance & Nominating Committee (each a “Committee” and, collectively, the “Committees”) to assist in the performance of the Board’s various functions. All Committee members are appointed by our Board upon recommendation of the G&N Committee.

Listed below are the current members of each of the three Committees. As discussed above in “—Independence,” our Board has determined that all of the members of these Committees are independent as defined by our Independence Standards, including, in the case of Audit and Compensation Committee members, the heightened standards for independence under SEC rules and NYSE listing standards.

Audit Committee[1]
Gerald W. Evans, Jr.	Vada O. Manager	Mary J. Twinem*
Compensation Committee[2,4]

Gerald W. Evans, Jr.*	Carol H. Kruse	Patrick S. Pacious

Jennifer L. Slater
Governance and Nominating Committee[3,4]

Vada O. Manager*	Jennifer L. Slater	Charles M. Sonsteby

*	Chair

(1)

Ms. Twinem became Chair of the Audit Committee, effective January 26, 2023. Mr. Evans joined the Audit Committee, effective January 26, 2023. Mr. Sonsteby served as a member of the Audit Committee, and as its Chair, through January 25, 2023.

(2)

Mr. Evans became Chair of the Compensation Committee, effective January 26, 2023. Mr. Pacious joined the Compensation Committee, effective July 11, 2023. Ms. Twinem served as a member of the Compensation Committee, and as its Chair, through January 25, 2023. In addition, Messrs. Freeland, Manager and Sonsteby served as members of the Compensation Committee through January 25, 2023.

(3)	Mses. Kruse and Twinem and Messrs. Evans and Freeland served as members of the G&N Committee through January 25, 2023.

(4)	Mr. Stephen E. Macadam served as a member of the Compensation and G&N Committees through January 25, 2023, the date of his retirement from the Board.

The responsibilities of each of our Committees are described below. Each of the Committees operates under a written charter; must meet at least four times a year, plus additional meetings as circumstances require; has authority to retain independent legal, accounting or other advisors; makes regular reports to the Board; and reviews its own performance annually. Each Committee’s charter is available on our investor relations website at http://investors.valvoline.com/governance.

Audit Committee	Number of Meetings in Fiscal 2023: 9

The Board has established the Audit Committee in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee is currently composed of three members and the Board has determined that each member of the Audit Committee is “independent” and “financially literate,” as such terms are defined by NYSE listing standards. In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert” as that term is defined by SEC rules. A director may not serve on the Audit Committee if he or she serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service and time commitment would not impair the director’s ability to effectively serve on the Audit Committee.

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The Audit Committee is responsible for, among other things, assisting the Board in fulfilling its oversight responsibilities with respect to:

•	overseeing the integrity of our financial statements and financial reporting process, including earnings releases and the filing of quarterly and annual reports;

•	reviewing the quality and effectiveness of accounting and financial controls, including the Company’s systems to monitor and manage business risk;

•	selecting and evaluating the performance and independence of our independent registered public accounting firm, who report directly to the Audit Committee;

•	pre-approving fees and services of our independent registered public accounting firm;

•	overseeing the independent registered public accounting firm’s audit of the Company’s financial statements and effectiveness of internal control over financial reporting;

•	overseeing our internal audit function, including selecting and evaluating the performance of the Chief Audit Executive, who reports directly to the Audit Committee;

•

reviewing, at least annually, our enterprise risk assessment and management policies, including the Company’s major enterprise and financial risk exposures and steps taken by management to monitor and mitigate such risks;

•

evaluating significant financial matters and decisions, such as capital structure, dividend policy, offerings of corporate securities, major borrowings, credit facilities, derivatives and swaps policies (including entry into swaps in reliance on the end-user exception), post audits of capital investments, capital projects, commercial commitments and merger, acquisition and divestiture activities;

•	overseeing funding and investment policy related to employee benefit plans;

•	reviewing and investigating any matters pertaining to the integrity of executive management, and overseeing compliance by management with material legal and regulatory requirements;

•	reviewing, at least annually, the Company’s insurance program, including casualty, property, cyber and directors’ and officers’ liability insurance;

•	reviewing, at least annually, the Company’s information and cyber security risks and programs established to manage such risks; and

•

establishing and maintaining procedures for handling complaints regarding accounting, internal controls and auditing matters, including procedures for confidential, anonymous submission of such complaints.

Compensation Committee	Number of Meetings in Fiscal 2023: 8

The Compensation Committee is currently composed of four members and the Board has determined that each member of the Compensation Committee is “independent” as such term is defined by NYSE listing standards and SEC rules and qualifies as a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for, among other things:

•	overseeing the implementation and administration of the Company’s compensation plans, including incentive and equity-based plans;

•	adopting, amending, terminating or performing any other settlor functions in connection with the Company’s employee benefits plans;

•	ensuring that Valvoline’s executive compensation programs are appropriately competitive, support organizational objectives and shareholder interests and emphasize pay for performance linkage;

•	reviewing, evaluating and approving compensation of all key senior executives, including the corporate goals and objectives with respect to CEO compensation;

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•	reviewing compensation policies and practices for all employees, and assessing risks associated with such policies and practices;

•

approving any employment agreements, consulting arrangements, severance or retirement arrangements, change in control agreements and/or special or supplemental benefits covering any current or former executive officer;

•	overseeing the execution of CEO and senior management development and succession plans, including business continuity plans;

•	reviewing and approving any perquisites provided to executive officers;

•	reviewing and recommending to the Board the form and amount of director compensation;

•	overseeing regulatory compliance on compensation matters, including the Company’s policies on structuring compensation programs to preserve tax deductibility;

•	reviewing and approving the “Compensation Discussion and Analysis” section and “Compensation Committee Report” included in this Proxy Statement;

•	overseeing compliance with NYSE requirements relating to shareholder approval of equity compensation plans; and

•	determining the independence and compensation of, and overseeing the work completed by, any compensation consultant, independent legal counsel or other advisor that it retains.

Governance and Nominating Committee	Number of Meetings in Fiscal 2023: 9

The G&N Committee is currently composed of three members and the Board has determined that each member is “independent” as such term is defined by NYSE listing standards. The G&N Committee is responsible for, among other things:

•

identifying qualified nominees (i) for shareholder election and (ii) for election by the Board to fill any vacancies that occur between annual meetings of shareholders, in each case, consistent with criteria approved by the Board relating to personal and professional integrity, ability, judgment, expertise, experience and diversity;

•	reviewing potential director candidates and nominations for re-election and reporting the results of such reviews to the Board;

•	identifying board members qualified to fill any vacancies on a committee of the Board;

•	reviewing appropriateness of directors’ continued service on the Board or the committees of the Board;

•	reviewing transactions pursuant to the Company’s Related Person Transaction Policy as set forth in the Company’s Corporate Governance Guidelines;

•	recommending stock ownership guidelines for employees and non-employee directors and programs and procedures relating to director evaluation, retention and retirement;

•

defining and reviewing the responsibilities of the Board with respect to the Company’s corporate governance, including review of proposed amendments to the Articles, By-laws and Corporate Governance Guidelines of the Company and the conduct of the meetings of the Board, the committees of the Board and the Company’s shareholders;

•	reviewing and recommending policies and procedures to ensure the Board and its committees are properly constituted and organized;

•	reviewing all Board committee charters;

•	reviewing and, if necessary, making recommendations as to shareholder proposals;

•	reviewing the succession process for the Chief Executive Officer and other senior management; and

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•

reviewing and overseeing the Company’s environmental, social and governance strategy, initiatives and policies, including matters related to environmental, health and safety; diversity, equity and inclusion; data privacy; and ethics and compliance programs.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (Mses. Kruse and Slater and Messrs. Evans and Pacious) (i) was an officer or employee of Valvoline at any time during or prior to fiscal 2023 or (ii) is or was a participant in a “related person” transaction with Valvoline since the beginning of fiscal 2023. No executive officer of the Company served on the compensation committee or board of any company that employed any member of Valvoline’s Compensation Committee or the Board.

The Board’s Operations

Chair of the Board.     Mr. Freeland has served as our Non-Executive Chair since the 2022 Annual Meeting. The Chair organizes Board activities to effectively provide guidance to, and oversight and accountability of, management. To fulfill that role, the Chair, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and the other members of senior management and the Board, assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company and provides senior management with the Board’s advice, direction and opinions. The Non-Executive Chair preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy.

Board and Committee Meetings.    The Board and Committees must hold regularly scheduled meetings. Directors are expected to attend all meetings of the Board and of the Committees on which they serve. Non-management directors meet in executive session at each regularly scheduled meeting of the Board, and at other times as they may determine appropriate.

Evaluation of Board Effectiveness.    The Board must conduct annual self-evaluations to determine whether it and its Committees are functioning effectively. The G&N Committee receives comments from all directors and reports to the Board with an annual assessment of the Board’s performance, with a focus on the Board’s contribution to the Company and areas in which the Board or its Committees can improve. We may also engage independent, third-party governance experts from time to time to conduct interviews and/or assessments regarding the structure and effectiveness of our Board and its Committees. The Committees of our Board of Directors have all adopted charters defining their respective purposes and responsibilities. Pursuant to these charters, the Committees must review their respective performances at least annually and each of the Committees has authority to engage independent legal, accounting or other advisors.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company’s risk. The Board approves and monitors the fundamental financial and business strategies of the Company and maintains policies and procedures designed to ensure that the assets of the Company are properly safeguarded and enterprise risks are properly managed, that appropriate financial and other controls are maintained, that processes are in place for maintaining the integrity of the Company and that the Company’s business is conducted in compliance with applicable laws and regulations. Management is responsible for the day-to-day management of risk, and members of our senior management regularly report to the Board and its Committees on current and emerging risks and the Company’s approach to avoiding and mitigating risk exposure. The Board reviews in detail the Company’s most significant risks and whether management is responding consistently within the Company’s overall risk management and mitigation strategy. While the Board is ultimately responsible for overall risk oversight at our Company, the Committees assist the Board in fulfilling its oversight responsibilities in certain areas. In particular, the Audit Committee has primary responsibility for monitoring the Company’s major financial risk exposures and the steps the Company has taken to control such exposures, including the Company’s risk management policies and processes. The Compensation Committee monitors the risks associated with our

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compensation policies and procedures. To provide for effective oversight of the Company’s strategy, initiatives and policies regarding environmental, social and governance (“ESG”) matters, the G&N Committee is responsible for the review and oversight of ESG matters. As part of this responsibility, the G&N Committee assists the Board in fulfilling its oversight responsibility with respect to environmental, health and safety (“EH&S”) risks and programs and diversity, equity and inclusion efforts, each of which are reviewed by the G&N Committee at least twice per year. The G&N Committee is also charged with reviewing and recommending governance policies and procedures, including Board and Committee structure, leadership and membership, that ensure independence of the Board as it exercises its corporate governance and risk oversight roles. In addition, the G&N Committee reviews transactions pursuant to our Related Person Transaction Policy (which is further described in “—Other Governance Policies and Practices—Related Person Transaction Policy”).

The Board’s Role in ESG Oversight

Valvoline recognizes the importance of being a good corporate citizen and we strive to run our business in a responsible manner, reduce our environmental impact and create a diverse and vibrant workforce. We believe that ESG matters are intimately intertwined with our business and believe that a strategy that recognizes the importance of each ESG pillar is in the best interests of Valvoline and our stakeholders.

As part of the G&N Committee’s oversight responsibilities related to ESG matters, the G&N Committee reviewed and discussed a number of ESG matters with senior management in fiscal 2023. These topics included EH&S matters, including Valvoline’s sustainability initiatives and safety performance; ethics and compliance, including Valvoline’s focus on anti-bribery/corruption, data protection and privacy compliance, and key legal compliance risks and initiatives to mitigate such risks; diversity, equity and inclusion, including supplier diversity and charitable giving to diverse organizations; and governance matters, including corporate governance responsibilities of the Board, overseeing the CEO and senior management succession planning process, and reviewing trends in corporate governance.

In December 2022, the Company established an internal ESG and Equality Council (the “Council”) to guide and support the Company’s continued progress on ESG initiatives in connection with the Company’s transition to a pure-play retail services business. The Council reports to the G&N Committee and is led by Julie O’Daniel, Senior Vice President, Chief Legal Officer and Corporate Secretary of the Company. Valvoline Director, Ms. Kruse, and senior management with relevant subject matter expertise are also members of the Council. The Council will focus on strengthening the Company’s commitment to diversity, equity and inclusion and will work to further Valvoline’s efforts to integrate sustainability into the Company’s business operations.

Other Governance Policies and Practices

Overview of Governance Principles

We are committed to adhering to sound corporate governance practices. We have adopted Corporate Governance Guidelines, which include our Related Person Transaction Policy. These Guidelines provide the framework for our Board’s governance of the Company and include a general description of our Board’s purpose, responsibilities and member qualification standards. As further discussed in “—Valvoline’s Board of Directors—Independence,” our Corporate Governance Guidelines require that at least two-thirds of our directors be independent. Our Related Person Transaction Policy requires our directors and executive officers to identify annually and on an as needed basis potential transactions with related persons or their firms that meet certain criteria set forth in our Related Person Transaction Policy.

We also require compliance with our code of business conduct, entitled “Global Standards of Business Conduct,” which applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. Our Global Standards of Business Conduct promote honest and ethical conduct, compliance with applicable laws, rules and regulations, prompt reporting of violations of the standards set forth therein and full, fair, accurate, timely and understandable disclosure in reports filed with the SEC.

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Our Corporate Governance Guidelines (including our Related Person Transaction Policy), Global Standards of Business Conduct and Committee charters are published on our investor relations website at http://investors.valvoline.com/governance. These documents are also available in print at no cost to any shareholder who requests them. We intend to post any amendments or waivers to our Global Standards of Business Conduct (to the extent applicable to our directors and executive officers) on our investor relations website or in a Current Report on Form 8-K.

Related Person Transaction Policy

Federal securities laws require us to describe any transaction since the beginning of the last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director. We are also required to describe our policies and procedures for the review, approval or ratification of any Related Person Transaction.

Pursuant to our written Related Person Transaction Policy (the “Policy”), the G&N Committee is responsible for reviewing the material facts of all transactions that could potentially be “transactions with related persons.” The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) the Company is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Transactions between the Company and any firm, corporation or entity in which a related person is an executive officer or general partner, or in which any related persons collectively hold more than 10% of the ownership interests, are also subject to review under the Policy.

Under the Policy, our directors and executive officers are required to identify annually potential transactions with related persons or their firms that meet the criteria set forth in the Policy, and management is required to forward all such disclosures to the G&N Committee. The G&N Committee reviews each disclosed transaction. The G&N Committee has discretion to approve, disapprove or otherwise act if a transaction is deemed to be a Related Person Transaction subject to the Policy. Only disinterested members of the G&N Committee may participate in the determinations made with regard to a particular transaction. If it is impractical to convene a meeting of the G&N Committee, the Chair of the G&N Committee is authorized to make a determination and promptly report such determination in writing to the other G&N Committee members. All determinations made under the Policy are required to be reported to the full Board.

Under the Policy and consistent with SEC regulations, certain transactions are not Related Person Transactions, even if such transactions exceed $120,000 in a fiscal year. Those exceptions are:

•	Compensation to a director or executive officer which is or will be disclosed in our Proxy Statement;

•	Compensation to an executive officer which is approved by the Compensation Committee and would have been disclosed in our Proxy Statement if the executive officer was a “named executive officer”;

•

A transaction in which the rates or charges involved are determined by competitive bids, or which involves common, contract carrier or public utility services at rates or charges fixed in conformity with law or governmental authority;

•	A transaction that involves services as a bank depository of funds, transfer agent, registrar, indenture trustee or similar services; and

•	A transaction in which the related person’s interest arises solely from the ownership of Valvoline stock and all shareholders receive the same benefit on a pro rata basis.

The G&N Committee determined that there were no Related Person Transactions that were required to be reported under Item 404(a) of Regulation S-K since the beginning of fiscal 2023, nor are there any currently proposed.

Delinquent Section 16(a) Reports

Pursuant to Section 16 of the Exchange Act, the Company’s directors and certain executive officers are required to report, within specified due dates, their initial ownership of Valvoline Common Stock and all subsequent

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acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to identify in its Proxy Statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based on that review, all of the Company’s directors and executive officers subject to the reporting requirements satisfied such requirements in full, except for one Form 4 which was filed late by the Company, on behalf of Dione R. Sturgeon, due to an administrative error. The late Form 4 involved a single transaction related to the vesting and settlement of 276 restricted stock units and withholding of 102 shares for applicable taxes.

Communication with Directors

As set forth in our Corporate Governance Guidelines, the Board believes that management is responsible for communicating on behalf of the Company. However, at the request of management, individual Board members may meet or otherwise communicate with shareholders and other interested parties. Persons interested in communicating with the Board, or with a specific member or Committee of the Board, may do so by writing to the Corporate Secretary of Valvoline Inc. at 100 Valvoline Way, Suite 100, Lexington, KY 40509. Communications directed to our Corporate Secretary will be reviewed and distributed to individual directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the correspondence. Communications that are not related to the duties and responsibilities of the Board, or are otherwise inappropriate, will not be forwarded to the directors, although all communications directed to the Board will be available to any director upon request.

Attendance at Annual Meeting

Although Valvoline does not have a formal policy regarding attendance by directors at Valvoline’s annual meetings of shareholders, Valvoline strongly encourages all directors to attend. All of Valvoline’s then current directors were present at the prior year’s annual meeting of shareholders.

Nomination of Directors

G&N Committee Recommendations for and Nominations of Directors.    Pursuant to our Corporate Governance Guidelines and the G&N Committee’s charter, the G&N Committee is responsible for leading the search for and recommending qualified director nominees for shareholder election to the Board for the next annual meeting of shareholders and for proposing director nominees for election by the Board to fill vacancies which occur between annual meetings of shareholders. The G&N Committee does not set specific, minimum qualifications that director nominees must meet to be nominated for election to the Board, but rather believes that each nominee should be evaluated on his or her individual merits, taking into account the needs and composition of the Board at the time. The G&N Committee considers candidates who bring a wide range of attributes to the Board. The general criteria the G&N Committee looks for in selecting an individual as a director nominee is someone who exhibits the highest personal and professional integrity, who has demonstrated exceptional ability and judgment and who shall be effective in serving the interests of the Company’s shareholders. The G&N Committee also believes that diversity of race, ethnicity, gender and age are important factors in evaluating candidates for Board membership. The G&N Committee has from time to time retained the services of third-party search firms to assist the G&N Committee in identifying and evaluating candidates for Board membership who best match the personal and professional criteria described above.

Shareholder Recommendations for Directors.    Shareholders wishing to recommend candidates for consideration by the G&N Committee should send their recommendation via registered, certified or express mail to the Corporate Secretary of Valvoline Inc. at 100 Valvoline Way, Suite 100, Lexington, KY 40509. Recommendations should be received no later than September 1, 2024, to be considered by the G&N Committee in connection with its review of candidates for election at our 2025 Annual Meeting of Shareholders. Suggestions for director candidates should include the information described in Section 3.03 of our By-laws, and any other relevant information, as to the proposed candidate. The G&N Committee will review all director candidates in accordance with its charter and Valvoline’s Corporate Governance Guidelines, and it will identify qualified individuals consistent with the personal and professional criteria described above. Individuals recommended by shareholders in accordance with these procedures will be evaluated by the G&N Committee in the same manner as individuals who are recommended through other means.

PROXY STATEMENT 23

Shareholder Nominations of Directors.    Our By-laws permit eligible shareholders to directly nominate candidates for election at annual meetings of shareholders. Our By-laws require that the Company be given advance written notice of shareholder nominations for election to the Board of Directors. Such notice must contain the information required by our By-laws with respect to the nominee and the shareholder and must be timely. To be timely for purposes of an annual meeting, such notice must be received at least 90 but not more than 120 days before the first anniversary of the prior year’s annual meeting; provided, however, if the annual meeting is to be held more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of such meeting is first made. Based on the January 25, 2024, date for our upcoming 2024 Annual Meeting, shareholder nominations must be received no earlier than September 27, 2024, and no later than October 27, 2024, to be considered timely for our 2025 Annual Meeting of Shareholders, assuming such meeting will be held no more than 30 days before and no more than 60 days after January 25, 2025. The chair of an annual meeting of shareholders may refuse to acknowledge the nomination of any person not made in compliance with our By-laws. Shareholders should send all director nominations for the 2025 Annual Meeting of Shareholders via registered, certified or express mail to the Corporate Secretary of Valvoline Inc. at 100 Valvoline Way, Suite 100, Lexington, KY 40509.

A copy of our By-laws has been filed with the SEC and is available on the SEC’s website, http://www.sec.gov, and the Company’s website, http://investors.valvoline.com/governance, or may be obtained by written request to the Corporate Secretary of Valvoline Inc. at 100 Valvoline Way, Suite 100, Lexington, KY 40509.

24 PROXY STATEMENT

Executive Compensation

Quick Reference Guide
25	Introduction
26	Executive Summary
26	Fiscal 2023 Highlights
27	Changes to the Fiscal 2023 Compensation Program
28	Compensation Philosophy
29	Pay for Performance
30	What We Do vs. What We Don’t Do
31	Elements of Valvoline’s Executive Compensation Program
31	How We Make Pay Decisions
31	Role of Consultant
32	Peer Group
33	Benchmarking / Survey Data
33	Internal Pay Equity
33	“Say on Pay”
34	Compensation Decisions for Fiscal 2023
34	Base Salary
34	Annual Incentive
35	Long-term Incentive
38	Other Benefits and Perquisites
38	Health and Welfare Benefits
39	Executive Perquisites
39	Post-termination
39	Retirement Benefits
39	Severance Benefits
40	Change in Control Benefits
43	Governance Policies and Practices
43	Clawback Policy
43	Stock Ownership Guidelines
44	Anti-Hedging / Anti-Pledging Policy
44	Annual Risk Assessment
44	Compensation Decisions for Fiscal 2024
45	Deductibility of Compensation
46	Report of the Compensation Committee

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy, policies and practices. This section also details the compensation paid to those individuals who served as our principal executive officer (“CEO”) and principal financial officer (“CFO”) during fiscal 2023, as well as the three next most highly compensated executive officers as of September 30, 2023. The individuals listed below are collectively referred to as Valvoline’s “Named Executive Officers” or “NEOs”:

Samuel J. Mitchell, Jr.(1)

Chief Executive Officer

Mary E. Meixelsperger

Chief Financial Officer

Lori A. Flees(2)

Senior Vice President and President, Retail Services

Julie M. O’Daniel

Senior Vice President, Chief Legal Officer and Corporate Secretary

Heidi J. Matheys(3)

Senior Vice President, Chief Commercial and Transformation Officer

(1)	Mr. Mitchell retired from the Company, effective September 30, 2023.

(2)	Ms. Flees was promoted to Chief Executive Officer, effective October 1, 2023, to succeed Mr. Mitchell.

(3)	Ms. Matheys’ role was eliminated in connection with the sale of the Global Products business, effective September 30, 2023.

PROXY STATEMENT 25

Executive Summary

Fiscal 2023 Highlights

On March 1, 2023, Valvoline closed on the sale of its Global Products business to Aramco Overseas Company B.V. (“Aramco”) for a cash purchase price of $2.65 billion, subject to customary adjustments (the “Transaction”). With the sale of the Global Products business, Valvoline’s transformation to a pure-play automotive retail service business is complete, and we believe we are well positioned to grow our core business, add additional stores to our network and expand services to meet the needs of an evolving customer base and car parc.

In fiscal 2023, Valvoline’s continuing operations reported net sales of $1.4 billion, income from continuing operations of $199 million and adjusted EBITDA of $380 million. The Company’s system-wide same store sales increased 11.9%, marking the 17th consecutive year of same-store sales growth, and system-wide stores increased by 137, including 86 company-operated stores and 51 franchised locations, bringing total store count to 1,852.

On top of delivering strong top- and bottom-line results and closing the Transaction, Valvoline returned $1.5 billion to shareholders via share repurchases in fiscal 2023 and executed on its CEO succession plan, with the promotion of Ms. Flees to Chief Executive Officer, effective October 1, 2023, to succeed Mr. Mitchell who retired from the Company, effective September 30, 2023.

Key operating highlights from the Company’s continuing operations for fiscal 2023 are presented below:

17% Growth in net revenues	$247.2 million Operating income from continuing operations	102% Growth in diluted EPS

$2.8 billion System-wide store sales (a)	$1.5 billion Returned to shareholders through share repurchases	$353.0 million Cash flows from operations

1,852 System-wide stores (a) with 8% annual growth	17 years of consecutive system-wide same-store sales growth (b)	20.4% Growth in adjusted EBITDA (c)

(a)	Measure include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.

(b)

Valvoline determines same-store sales (“SSS”) growth as sales by U.S. stores, with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation.

(c)	Represents a non-GAAP measure. For a reconciliation of non-GAAP measures, refer to Appendix A.

26 PROXY STATEMENT

Changes to the Fiscal 2023 Compensation Program

The Compensation Committee annually reviews the components of the Company’s executive compensation program to ensure that it aligns with the compensation philosophy and shareholder interests. In fiscal 2023, the Compensation Committee’s actions related to the executive compensation program were largely focused on preparing for the sale of the Global Products business to Aramco and the transformation of Valvoline to a pure-play automotive retail services business. The Compensation Committee held base salaries, annual incentive targets and long-term incentive targets for NEOs at fiscal 2022 levels pending the completion of the Transaction and adoption of a new peer group that would more closely align to Valvoline’s new financial size and retail-only focus.

Annual Incentive

In anticipation of the sale of the Global Products business, the Compensation Committee established new performance measures for the fiscal 2023 Valvoline Incentive Plan that the Compensation Committee believes are more closely aligned to the financial and strategic goals of a pure retail services business. For fiscal 2023, the annual incentive opportunity was changed from a single performance metric (Valvoline’s adjusted EBITDA) to a combination of adjusted EBIT (50%) and Net Sales (50%) for the Company’s continuing operations only.

Long-term Incentive (PSUs)

In November 2022, the Company announced that the Board approved a $1.6 billion share repurchase authorization to effectuate a significant return of capital to shareholders of a substantial portion of the expected net proceeds from the Transaction. The uncertainty regarding the specific timing and amount of share repurchases created significant challenges in setting robust EPS goals for PSU awards in a manner consistent with prior awards. As a result, the Compensation Committee, at its meeting in November 2022, changed the performance metric from Adjusted EPS to Adjusted Net Income for both in-flight (FY21-FY23 and FY22-FY24) and new (FY23-FY25) PSU awards. Relative TSR will continue to be measured against the S&P MidCap 400 Index and act as a modifier at the end of each three-year performance period.

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Compensation Philosophy

The Compensation Committee has adopted a Compensation Philosophy, which it reviews annually, that is intended to align our compensation program with the interests of our shareholders and other stakeholders. This philosophy supports our business strategy and financial and talent management objectives to deliver long-term profitable growth.

Objectives	•	Attract, retain and motivate a high-performing and increasingly diverse employee population.
	•	Link a meaningful portion of compensation to sustained long-term performance that will create shareholder value.
	•	Provide transparency to key stakeholders.
	•	Mitigate risk through sound plan design and decision making.
Supports Profitable Growth and Talent Management	•	Balance short-term financial goals with long-term shareholder value creation.
	•	Regularly evaluate compensation program effectiveness.
	•	Ensure participants are not motivated to take excessive risk.
	•	Recognize individual and team contributions and potential through pay decisions.
Use of Multiple Levers to Deliver Total Compensation	•	Base salary attracts and retains executives by providing a market competitive fixed income.
	•	Annual incentive programs focus executives on short-term financial performance.
•

Long-term equity-based incentive awards align executives with shareholder interests, link compensation with key business goals and objectives (net income, earnings per share (EPS) and share price growth), retain executives, and build meaningful executive ownership in the Company.

Pay Positioning	•	Benchmark pay levels and practices against the peer group and the competitive market (retail and general industry).
•

Targets the 50th percentile of the competitive range for target total direct compensation and allows company and/or individual performance to drive actual compensation up or down. Actual total direct compensation may range between the 25th and 75th percentile based on an executive’s role, responsibilities, and experience.

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Pay for Performance

This section describes how Valvoline’s short-term and long-term performance is linked to our Named Executive Officers’ fiscal 2023 compensation.

How do we link performance and pay?	•	A substantial portion of our NEOs’ pay is tied to short-term and long-term incentives.
	•	The performance metrics balance key short-term financial goals with long-term shareholder value creation.
	•	For fiscal 2023, the Valvoline Incentive Plan (“VIP”), our annual incentive plan, was based 50% on Net Sales and 50% on adjusted EBIT.
•

Performance-based long-term incentive awards in the form of performance stock units (“PSUs”) made during fiscal 2023 were based on Valvoline adjusted Net Income performance targets that reflect strong year-over-year earnings growth during the three-year performance period.

How did we perform?	Fiscal 2023 Valvoline Incentive Plan
	•	Net Sales of $1.45 billion (101.6% of target) and adjusted EBIT of $291.7 million (99.2% of target), each as adjusted under the plan, resulting in an overall payout of 103.9% of the target incentive.
Fiscal 2021-2023 Performance Stock Units
•

Adjusted Net Income of $182.3 million (137.3% of target) for fiscal 2023, adjusted EPS of $2.112 (195.4% of target) for fiscal 2022, adjusted EPS of $1.762 (177.3% of target) for fiscal 2021 and average achievement of 170.0% over the three-year performance period, each as adjusted under the plan, resulting in an overall payout of 170.0% of the target PSUs.

•

Valvoline’s relative TSR of 70.9% over the three-year performance period, representing the 72nd percentile of the TSR performance of the S&P MidCap 400 Index, was at target performance, resulting in no adjustment of the PSU payout.

To reinforce our pay-for-performance philosophy, the total compensation program for our Named Executive Officers is highly incentive-based and therefore fluctuates based on financial results and stock price performance. This approach motivates executives to consider the impact of their decisions on both the short-term and long-term performance of the Company and shareholder value creation, while taking appropriate types and amounts of risk.

PROXY STATEMENT 29

For fiscal 2023, approximately seventy-nine percent (79%) of the CEO’s target compensation and approximately sixty-five percent (65%) of the other Named Executive Officers’ target compensation, on average, was at-risk.

Pay Mix of CEO and Other NEOs

What We Do vs. What We Don’t Do

What We Do	What We Don’t Do

  ✓   Emphasize pay-for-performance

  ✓   Utilize a balance of cash-based short-term and equity-based long- term incentive compensation

  ✓   Engage in rigorous goal-setting process for all incentive metrics

  ✓   Apply meaningful stock ownership guidelines

  ✓   Subject all equity awards to double-trigger change in control vesting provisions

  ✓   Maintain a strong clawback policy

  ✓   Use a representative and relevant peer group

  ✓   Use an independent compensation consultant

  ✓   Provide Board oversight of incentive compensation risk

✗   No tax gross ups on change in control payments

✗   No single-trigger change in control payments

✗   No hedging or pledging of Company stock

✗   No excessive perquisites

✗   No repricing of equity awards

✗   No share recycling

✗   No employment agreements

✗   No dividends or dividend equivalents on unearned PSUs

30 PROXY STATEMENT

Elements of Valvoline’s Executive Compensation Program

Valvoline’s executive compensation program for fiscal 2023 consisted of the following elements for our Named Executive Officers:

	Element of Compensation	Purpose
Annual Cash Compensation	Base Salary	To provide market competitive compensation representative of individual experience, performance and level of responsibility.	Fixed
Annual Incentive Compensation

To provide performance-based annual cash incentive award based on a combination of Net Sales (50%) and adjusted EBIT (50%) to motivate and reward key employees for achieving our short-term business objectives.

Variable
Long-Term Incentive	Stock Appreciation Rights	To align participants’ interests with shareholders. Value only realized if Valvoline common stock price increases.
	Time-Vested Restricted Stock Units	To enhance the program’s ability to retain key talent and drive long-term behavior.
Performance Stock Units

To provide performance-based equity compensation based on Valvoline’s adjusted Net Income growth with a relative TSR modifier in the form of performance stock units to drive Valvoline’s long-term performance.

Benefits and Perquisites	Retirement Benefits	To provide tax-efficient means for building savings for retirement over the term of employment. Includes a 401(k) plan with matching company contributions.	Fixed
	Health and Welfare Benefits	To provide access to medical care for employees and their families, as well as financial security to the families of employees who may become ill, disabled or die during active employment.
	Executive Perquisites – Financial Planning	To address the complex tax and financial situations of our senior executives.
	Severance Pay Plan	To provide for protection of compensation in the event of a covered termination and secure restrictive covenants to protect the Company’s interests.
Change in Control Agreements

To attract and retain highly skilled management talent, provide protection of compensation, which allows executives to remain objective and act in the best interests of shareholders without regard for their future employment status in the event of a change in control and covered termination, and secure restrictive covenants to protect the Company’s interests.

How We Make Pay Decisions

Role of Consultant

The Compensation Committee directly engages Deloitte Tax LLP (“Deloitte” or the “independent compensation consultant”) to serve as its outside advisor on executive compensation matters. Deloitte’s role includes, but is not limited to, assessment of the following items:

•	The competitiveness of total compensation provided to Valvoline’s key executives;

•	Executive and director stock ownership guidelines;

•	Change in control and severance agreements for key executives;

•	Incentive compensation program design and risk;

•	Composition of the peer group and well-respected external surveys used to benchmark executive compensation;

•	The degree of difficulty of the performance targets under incentive compensation plans;

•	Compensation-related disclosures, including this CD&A, CEO pay ratio and pay vs. performance disclosures;

•	The competitiveness of Valvoline’s non-employee director compensation program;

•	The impact of new regulations on Valvoline’s executive compensation programs; and

•	The alignment of actual pay and performance.

PROXY STATEMENT 31

In addition to the compensation services provided by Deloitte to the Compensation Committee, Deloitte affiliates provided certain services at the request of management consisting of (i) tax accounting and compliance; (ii) tax planning assistance; and (iii) a review of the Company’s self-insurance reserves. The total fees of compensation-related services and other services are shown in the table below.

Fees Paid to Consultant

	FY23%
Executive Compensation Fees	$547,446	53%
All Other Fees	$495,544	47%
Total	$1,024,990	100%

At its meeting in November 2023, the Compensation Committee determined that, given the nature and scope of these projects, these additional services did not raise a conflict of interest and did not impair Deloitte’s ability to provide independent advice to the Compensation Committee concerning executive compensation matters.

In making this determination, the Compensation Committee considered, among other things, the following factors:

•	The types of non-compensation services provided by Deloitte;

•	The amount of fees for such non-compensation services, noting in particular that such fees are negligible when considered in the context of Deloitte’s total revenues for the period;

•	Deloitte’s policies and procedures concerning conflicts of interest as set forth in Deloitte’s Code of Ethics and Professional Conduct;

•	Deloitte representatives who advise the Compensation Committee do not provide any non-compensation related services to Valvoline;

•

There are no other business or personal relationships between Valvoline management or members of the Compensation Committee and the Deloitte representatives who provide compensation services to the Compensation Committee; and

•

Neither Deloitte nor any of the Deloitte representatives who provide compensation services to the Compensation Committee, including their immediate family members, own any Valvoline Common Stock or other securities of Valvoline.

Peer Group

As detailed in our compensation philosophy, we benchmark pay levels and practices against a peer group for the purposes of evaluating the compensation of our Named Executive Officers. Annually, the Compensation Committee utilizes the services of Deloitte to prepare a peer group analysis and make recommendations on the companies to be included in the peer group. Due to the anticipated sale of the Global Products business, Deloitte did not recommend any changes to the peer group for fiscal 2023 compensation decisions.

The fiscal 2023 peer group was reviewed and approved by the Compensation Committee, with assistance from management, at its meeting in July 2022, and is composed of the following companies, which are generally (i) between one-third to three times Valvoline’s pre-Transaction revenue, (ii) market durable and non-durable consumer products and/or maintains a large retail footprint or market primarily through retail channels, (iii) operate in the lubricant/chemicals space, or (iv) focused on the automotive industry:

Fiscal 2023 Peer Group
The Clorox Company	Spectrum Brands Holdings, Inc.	Snap-on Incorporated
Church & Dwight Co., Inc.	Advance Auto Parts, Inc.	The Scotts Miracle-Gro Company
Revlon, Inc.	Edgewell Personal Care Company	Tupperware Brands Corporation
Nu Skin Enterprises, Inc.	Central Garden & Pet Company	Energizer Holdings, Inc.
Driven Brands Holdings Inc.	Monro, Inc.	Innospec Inc.
Quaker Chemical Corporation	WD-40 Company

32 PROXY STATEMENT

See the “Compensation Decisions for Fiscal 2024” Section of this CD&A for a description of the new peer group aligned with Valvoline’s new financial size and retail-only focus approved by the Compensation Committee at its meeting in July 2023.

Benchmarking / Survey Data

Over the course of the year, our Compensation Committee analyzes the total compensation of our executive officers. To facilitate this analysis, management works with the independent compensation consultant to provide the Compensation Committee with data that includes base salaries and annual and long-term incentive opportunities. The independent compensation consultant also provides information on performance metrics, long-term incentive vehicles and weightings of those vehicles, post-employment benefits, such as severance and retirement vesting provisions, and compensation trends, as necessary. This data reflects recent publicly available information for our peer group and other market survey data discussed further below. We believe that it provides the Compensation Committee with a sufficient basis to analyze both the level and design of the total compensation provided to our executive officers. As stated in our compensation philosophy, we target the 50th percentile of the competitive range for target total direct compensation (actual total direct compensation may range between the 25th and 75th percentile based on an executive’s role, responsibilities, and experience), with a significant portion of compensation “at-risk”. Therefore, actual compensation levels are highly dependent on company and/or individual performance.

Where sufficient benchmark data is not available from public filings, we utilize published survey data as a supplementary source. The survey data focuses on retail and general industry companies and is size adjusted based on revenues and a statistical regression analysis that is consistent with the corporate or business segment responsibilities for each executive.

Internal Pay Equity

In addition to being competitive with the external market, we believe that our executive compensation program should be internally consistent and equitable. In its review of total compensation, our Compensation Committee considers the relationship between our CEO’s total compensation and that of our other Named Executive Officers, as well as the consistency and pay equity among those Named Executive Officers. For fiscal 2023, the Compensation Committee concluded that our CEO’s compensation was reasonable compared to that of our other Named Executive Officers, and the fiscal 2023 compensation of each of our non-CEO Named Executive Officers was internally consistent and equitable considering their respective roles, responsibilities, experience, and reporting relationships.

“Say on Pay”

At our 2023 Annual Meeting, Valvoline shareholders approved the Say on Pay proposal with approximately 98% of votes cast in favor of the proposal. Valvoline shareholders, at the 2023 Annual Meeting, also voted in favor of holding the Say on Pay advisory vote on an annual basis, consistent with the Board’s recommendation. Annually, the Compensation Committee considers the most recent Say on Pay voting results when evaluating the Company’s executive compensation program. The Compensation Committee believes that the significant level of shareholder support the Company continues to receive on Say on Pay (more than 96% of our shareholders have approved our Say on Pay proposal in each of the past three years) is a positive endorsement of our executive compensation program. The changes to our executive compensation program for fiscal 2023 approved by the Compensation Committee were principally related to the anticipated sale of the Global Products business and the transformation of Valvoline Inc. to a pure-play automotive retail services business.

We value the feedback provided by our shareholders regarding Valvoline’s executive compensation programs and, from time to time, the Chair of our Compensation Committee and management meet with shareholders to receive input on Valvoline’s executive compensation program. We will consider this feedback and any other shareholder feedback pertaining to these programs in future decision making and program design.

PROXY STATEMENT 33

Compensation Decisions for Fiscal 2023

Base Salary

Valvoline utilizes compensation increase guidelines based on an individual’s performance and his or her position relative to the competitive market median to formulate recommendations. All employees, including the Named Executive Officers, are generally subject to the same salary increase guidelines, and increases have historically been effective in April of each year. The independent compensation consultant prepares a competitive assessment of the Named Executive Officers’ compensation for the Compensation Committee on an annual basis.

At its meeting in November 2022, the Compensation Committee held base salaries for all Named Executive Officers at fiscal 2022 levels pending the completion of the sale of the Global Products business and adoption of a new peer group that would more closely align to Valvoline’s new financial size and retail-only focus.

Fiscal 2023 Base Salary

Executive	FY22 Base Salary	Increase	FY23 Base Salary

Samuel J. Mitchell, Jr.	$1,058,870	—	$1,058,870

Mary E. Meixelsperger	$614,150	—	$614,150

Lori A. Flees	$700,000	—	$700,000

Julie M. O’Daniel	$445,840	—	$445,840

Heidi J. Matheys	$362,250	—	$362,250

Annual Incentive

Under the Valvoline Incentive Plan, target annual incentive opportunities for our Named Executive Officers are expressed as a percentage of the NEO’s eligible base salary. The target opportunities remained the same for each Named Executive Officer in fiscal 2023 pending the completion of the sale of the Global Products business and adoption of a new peer group that would more closely align to Valvoline’s new financial size and retail-only focus.

Changes in Target Annual Incentive Opportunity

Executive	FY22 Target Opportunity (% of Salary)	Increase	FY23 Target Opportunity (% of Salary)

Samuel J. Mitchell, Jr.	100%	—	100%

Mary E. Meixelsperger	75%	—	75%

Lori A. Flees	75%	—	75%

Julie M. O’Daniel	60%	—	60%

Heidi J. Matheys	50%	—	50%

At its meeting in November 2022, the Compensation Committee approved the Valvoline Incentive Plan for fiscal 2023 using two performance metrics: Net Sales (50%) and adjusted EBIT (50%) of the Company’s continuing operations. The Compensation Committee believes these metrics are more closely aligned to the financial and strategic goals of a pure retail services business. Net Sales is a key indicator of Valvoline’s overall growth and adjusted EBIT is a key indicator of Valvoline profitability. The performance metrics may be adjusted by the Compensation Committee for unplanned or one-time items.

34 PROXY STATEMENT

Performance Against Fiscal 2023 Metric

At its meeting in November 2023, the Compensation Committee certified the Company’s fiscal 2023 performance and approved payouts under the Valvoline Incentive Plan, as set forth below.

Metrics (in millions)	Threshold(1)	Target	Maximum(1)	Actual Achievement	Payout as a % of Target

Net Sales	$1,351.9	$1,423.0	$1,494.2	$1,445.9	116.1%

Adjusted EBIT	$279.4	$294.1	$308.8	$291.7	91.8%

Total Payout					103.9%

(1)	Threshold performance for the Valvoline Incentive Plan metric results in a payout of 50% of the target opportunity and maximum performance results in a payout of 150% of the target opportunity.

Actual annual incentive awards for the Named Executive Officers for fiscal 2023 are calculated as follows:

Payouts Under Fiscal 2023 Valvoline Incentive Plan

Executive	FY23 Eligible Earnings	FY23 Target Opportunity (% of Eligible Earnings)	Target Annual Cash Incentive Opportunity	Actual as a % of Target Payout	Amount Earned for FY23

Samuel J. Mitchell, Jr.	$1,058,870	100%	$1,058,870	103.9%	$1,100,696

Mary E. Meixelsperger	$ 614,150	75%	$ 460,613	103.9%	$ 478,807

Lori A. Flees	$ 700,000	75%	$ 525,000	103.9%	$ 545,738

Julie M. O’Daniel	$ 445,840	60%	$ 267,504	103.9%	$ 278,072

Heidi J. Matheys	$ 362,250	50%	$ 181,125	103.9%	$ 188,281

Long-term Incentive

Target long-term incentive opportunities for the Named Executive Officers are shown below. At its meeting in November 2022, the Compensation Committee held long-term incentive opportunities at the same level for each NEO in fiscal 2023 due to the pending sale of the Global Products business and adoption of a new peer group that would more closely align to Valvoline’s new financial size and retail-only focus.

Changes in Target Long-term Incentive Opportunity

Executive	FY22 Target Opportunity	Change	FY23 Target Opportunity

Samuel J. Mitchell, Jr.	$2,925,000	—	$2,925,000

Mary E. Meixelsperger	$825,000	—	$825,000

Lori A. Flees	$1,000,000	—	$1,000,000

Julie M. O’Daniel	$400,000	—	$400,000

Heidi J. Matheys	$275,000	—	$275,000

PROXY STATEMENT 35

Consistent with prior years, the equity mix in fiscal 2023 for our long-term incentive program for the Named Executive Officers consisted of 25% stock appreciation rights (“SARs”), 25% restricted stock units (“RSUs”), and 50% performance stock units (“PSUs”). The Compensation Committee chose these vehicles and weightings to (a) align executive pay with shareholder value creation, (b) provide PSUs that directly link executive pay with the Company’s long-term goals, and (c) facilitate stock ownership and retention. Pursuant to the terms of the award agreements, each recipient is subject to non-compete and non-solicitation covenants during employment and for 24-months following termination.

FY2021-2023 PSUs

In November 2020, the Compensation Committee awarded PSUs to each of the Named Executive Officers, other than Ms. Flees, for the FY2021-2023 performance period. Ms. Flees joined Valvoline after the grant date for the PSUs awarded for the FY2021-2023 performance period. The PSUs were granted pursuant to the 2016 Valvoline Inc. Incentive Plan (the “2016 Incentive Plan”) and are designed to be settled in shares of Valvoline Common Stock at the end of the performance period, based on the achievement of the adjusted EPS performance metrics with a relative TSR modifier. At a meeting in November 2022, the Compensation Committee modified the performance metric for fiscal 2023 to adjusted Net Income to address potential EPS volatility due to the unknown timing of the closing of the sale of the Global Products business and planned share repurchases using a substantial portion of the net sale proceeds. In addition, the Compensation Committee modified the three-year cumulative EPS performance metric to a simple three-year average of the attainment under the fiscal 2021, fiscal 2022 and fiscal 2023 performance periods. The performance metrics, as modified, are described below:

36 PROXY STATEMENT

Performance Against FY2021-2023 PSU Metrics

Targets					TSR Modifier

Payout	FY21 (25%) Adjusted EPS	FY22 (25%) Adjusted EPS	FY23 (25%) Adjusted Net Income (in millions)	FY21-23 (25%) 3-Year Average	Relative TSR Performance	Adjustment

25%	$1.472	$1.735	$158.177	N/A	≤25th %ile	-25%

50%	$1.554	$1.831	$166.965	N/A	26th – 74th %ile	0%
100%	$1.636	$1.928	$175.753	N/A
150%	$1.717	$2.024	$184.540	N/A

200%	$1.799	$2.121	$193.328	N/A	≥75th %ile	+25%

Actual Achievement	$1.762	$2.112	$182.300	N/A	TSR: 70.9%

Payout	177.3%	195.4%	137.3%	170.0%	72nd %ile of S&P MidCap 400

Total Payout	170.0%				0% Adjustment

Total Payout (as adjusted for Relative TSR Performance): 170.0%

At its meeting in November 2023, the Compensation Committee certified the performance results, set forth above, and approved a PSU payout for each of the applicable Named Executive Officers at 170.0% of target with no adjustment based on the Company’s relative TSR performance as measured against the TSR of the S&P MidCap 400 Index over the three-year performance period. The earned units were paid to the NEOs in shares of Valvoline Common Stock on November 20, 2023, as follows:

Payouts for FY2021-2023 PSUs

Executive	Target Opportunity (Units)	Payout Percentage	Total PSUs Earned

Samuel J. Mitchell, Jr.	69,490	170.0%	118,133

Mary E. Meixelsperger	18,730	170.0%	31,841

Lori A. Flees	—	—	—

Julie M. O’Daniel	7,860	170.0%	13,362

Heidi J. Matheys	5,440	170.0%	9,248

PROXY STATEMENT 37

Design of FY2023-2025 PSUs

In November 2022, consistent with our regular annual grant cycle, the Compensation Committee awarded PSUs to the Named Executive Officers for the fiscal 2023-2025 performance period. These awards were granted pursuant to the 2016 Incentive Plan and to the extent earned will be settled in shares of Valvoline Common Stock at the end of the performance period. The awards are based solely on adjusted Net Income growth with a relative TSR modifier, as described below:

	Design	Rationale
Adjusted Net Income 100% of PSU award

•   25% for each fiscal year during the performance period (75% total).

•   25% for the cumulative fiscal 2023-2025 performance period.

•   One absolute adjusted Net Income growth goal set at the beginning of the three-year performance period for year one with pre-determined growth rate percentages applied for years two and three measured against prior year actual adjusted Net Income.

•   All awards vest at the end of the three-year performance period, subject to a participant’s continuous employment through September 30, 2025.

•   Actual payouts can range from 0% to 200% of target based on performance versus pre-established goals.

•   Requiring annual and cumulative goals ensures that adjusted Net Income growth is measured both annually and cumulatively over the three-year period, rewarding sustained performance.

•   Measuring performance on an annual basis and locking-in the earned shares for each period improves participants’ understanding of the plan and the progress being made towards achieving the pre-established adjusted Net Income growth goals.

Relative TSR +/- 25% Modifier	• Measured against S&P MidCap 400 Index from October 1, 2022 to September 30, 2025 • Applies to entire award • Maximum payout is 250% of target		• While focus is on financial and operational goals, relative TSR is still important to ensure alignment with shareholders over the entire performance period.
	Relative TSR Performance	Adjustment
	≤25th %ile	-25%
	26th – 74th %ile	No Impact
	≥75th %ile	+25%

Other Benefits and Perquisites

Health and Welfare Benefits

The health of all employees is important to Valvoline, as is the need to provide for financial security to the families of employees who may become ill, disabled or die during active employment. Valvoline provides a wide variety of health and welfare benefit plans to a majority of its active U.S. workforce, including the Named Executive Officers. These plans include medical, dental, vision, life, accidental death and dismemberment, disability and business travel and accident coverage. These benefits are targeted at market competitive levels. Valvoline’s Named Executive Officers are eligible and participate in the same plans and coverage as other employees.

38 PROXY STATEMENT

Executive Perquisites

Valvoline provides financial planning services (including tax preparation) for the Named Executive Officers.

Post-termination

Retirement Benefits

Valvoline offers a combination of tax-qualified and non-qualified retirement plans designed to assist executives in building savings for retirement over the term of their employment.

401(k) Plan	•	Tax-qualified defined contribution plan with company matching contributions generally available to all employees, including NEOs
Valvoline Non- Qualified Defined Contribution Plan (“NQDC Plan”)	•	Unfunded, non-qualified defined contribution plan
•

Provides a contribution equivalent to Valvoline’s match and supplemental company contributions on annual incentive compensation paid and eligible earnings in excess of limits established under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”) not permitted in the tax-qualified 401(k) plan

Ashland Hercules Pension Plan & Ashland Hercules Pension Plan II (“Pension Plan”)	•	Tax-qualified defined benefit plans
	•	Closed to new participants in January 2011
	•	Benefit accruals frozen September 30, 2016

Non-Qualified Excess Defined Benefit Pension Plan (“Excess Plan”)	•	Unfunded, non-qualified defined benefit plan
•

Provides benefit equal to the difference between the benefit under the Pension Plan in the absence of the Code limits (the gross benefit) and the actual benefit that would be payable under the Pension Plan

	•	Closed to new participants in January 2011
	•	Benefit accruals frozen September 30, 2016
Supplemental Early Retirement Plan (“SERP”)	•	Unfunded, non-qualified plan
	•	Closed to new participants in November 2015
	•	Benefit accruals frozen September 30, 2016
	•	Provides supplemental retirement arrangement for select group of management

Severance Benefits

Our Named Executive Officers are covered by the Severance Pay Plan, which provides benefits in the event of a covered termination from employment absent a change in control.

Conditions for Severance Benefits

Covered Terminations	Post-employment Covenants

•   Permanent closing of a location or plant;

•   Job discontinuance;

•   Resignation for good reason (defined as a reduction of 15% or more of the sum of base salary and target annual bonus or relocation of principal place of business by more than 50 miles); or

•   Any circumstances in which active employment is terminated at the Company’s initiative for reasons not excluded under the plan

•   Agree to a general release of liability;

•   Refrain from competitive activity;

•   Not disclose confidential information; and

•   Refrain from soliciting customers or employees of Valvoline or otherwise interfere with Valvoline’s business for a stated period of time following termination

PROXY STATEMENT 39

In the event of a covered termination, our Named Executive Officers are eligible for the severance benefits set forth in the table below.

Severance Benefits

Executive	Cash Severance	Annual Bonus	Outplacement Services	Health Benefit Continuation	Equity Vesting
Samuel J. Mitchell, Jr.(1)	104 weeks of base pay	Pro-rata based on employment during fiscal year and actual performance	104 weeks of outplacement services	104 weeks of continued coverage	Not Retirement Eligible All outstanding unvested equity awards forfeited Retirement Eligible Pro-rata vesting of outstanding equity awards
Mary E. Meixelsperger	78 weeks of base pay		78 weeks of outplacement services	78 weeks of continued coverage
Lori A. Flees
Julie M. O’Daniel
Heidi J. Matheys(2)

(1)	Mr. Mitchell voluntarily retired from Valvoline, effective September 30, 2023, which was not a covered termination under the Severance Pay Plan.

(2)

In connection with the sale of the Global Products business, Ms. Matheys’ role was eliminated effective September 30, 2023, entitling her to the severance benefits discussed above, including full vesting of outstanding equity awards.

Change in Control Benefits

All of our Named Executive Officers have a double-trigger change in control agreement with us that have substantially the same terms and conditions as summarized in the table below. Mr. Mitchell’s and Ms. Matheys’ change in control agreements expired upon their retirement and separation from service, respectively.

40 PROXY STATEMENT

Summary of Change in Control Provisions

	CEO	All Other NEOs
Protection Period	• Two years following change in control	• Two years following change in control for cash severance payments; and • Two years following change in control for vesting of equity awards in accordance with the terms of the 2016 Incentive Plan
Benefits (only paid upon a change in control and qualifying termination)

•   Payment of three times the sum of highest annual base salary and highest target annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs, in a lump sum, paid in the seventh month following termination;

•  Continued participation in medical, dental and group life plans through December 31 of the third calendar year following the calendar year of termination;

•   Full payment of any PSUs outstanding as of termination date, assuming target performance (less any amounts already paid because of the change in control);

•  Payment of all prior existing incentive compensation not already paid and a pro-rata payment of the target annual incentive for the fiscal year in which termination occurs;

•   Outplacement services and financial planning services for one year after termination;

•  Payment of all unused, earned and accrued paid-time off in a lump sum in the seventh month following termination; and

•   Vesting of all outstanding RS/RSUs, SARs and stock options

•   Payment of two times the sum of annual base salary and target annual incentive compensation;

•  Continued participation in group health plans for two years following termination;

•   Full payment of any PSUs outstanding as of termination date, assuming target performance (less any amounts already paid because of the change in control);

•  Payment of all prior existing incentive compensation not already paid and a pro-rata payment of the target annual incentive for the fiscal year in which termination occurs;

•   Outplacement services up to $25,000;

•  Payment of all unused, earned and accrued paid-time off; and

•   Vesting of all outstanding RS/RSUs, SARs and stock options

Definition of Cause

•   Willfully failing to substantially perform duties after a written demand for such performance (except in the case of disability);

•  Willfully engaging in gross misconduct demonstrably injurious to Valvoline after a written request to cease such misconduct; or

•   Conviction or plea of nolo contendere for a felony involving moral turpitude

•  To be terminated for cause, the Board must pass a resolution by three quarters vote finding that the termination is for cause

•   Willfully failing to substantially perform duties (except in the case of disability);

•  Willfully engaging in gross misconduct demonstrably injurious to Valvoline; or

•   Conviction or plea of nolo contendere for a felony involving moral turpitude

Definition of Change in Control

•   The consolidation or merger of Valvoline into an unrelated entity in which the former Valvoline shareholders own less than 50% of the outstanding shares of the new entity, except for a merger under which the shareholders before the merger have substantially the same proportionate ownership of shares in the entity immediately after the merger;

•  The sale, lease, exchange or other transfer of 80% or more of Valvoline’s assets;

•   A shareholder approved liquidation or dissolution;

•  The acquisition of 20% or more of the outstanding shares of Valvoline by an unrelated person without approval of the Board; or

•   Changes to the Board during two consecutive years that result in a majority of the Board changing from its membership at the start of such two consecutive year period, unless two-thirds of the remaining directors at the start of such two consecutive year period voted to approve such changes

PROXY STATEMENT 41

	CEO	All Other NEOs
Definition of Good Reason

•   Significant diminution of positions, duties, responsibilities or status, or a diminution in titles or offices

•  Reduction to base salary of 15% or more;

•   Relocation exceeding 50 miles;

•  Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Valvoline securities; or

•   Material breach of the executive change in control agreement or a failure to assume such agreement

•   Significant diminution of positions, duties, responsibilities or status

•  Reduction of 15% or more of the sum of (i) annual base salary plus (ii) target annual bonus;

•   Relocation exceeding 50 miles;

•  Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Valvoline securities; or

•   Material breach of the executive change in control agreement or a failure to assume such agreement

Definition of Qualifying Termination	• Termination after a change in control, for any reason other than death or disability; by Valvoline for cause; or by the NEO other than for Good Reason
Tax gross-ups	• None, benefits scaled back using a “best-after-tax” approach
Post-employment Covenants	• Non-compete, non-solicit of customers, non-solicit of employees, and non-interference for 36 months and non-disclosure of confidential information indefinitely	• Non-compete, non-solicit of customers, non-solicit of employees, and non-interference for 24 months and non-disclosure of confidential information indefinitely

42 PROXY STATEMENT

Governance Policies and Practices

Clawback Policy

Valvoline has adopted an Executive Compensation Recovery Policy (“Clawback Policy”) for executive officers, which covers each of the Named Executive Officers. This Clawback Policy further strengthens the risk mitigation of our incentive programs by defining the economic consequences that misconduct has on our executive officers’ incentive-based compensation. In the event of a financial restatement due to fraudulent activity or intentional misconduct, as determined by the Board, the culpable executive officer is required to reimburse Valvoline for incentive-related compensation paid to him or her. In addition, the Board has the discretion to determine whether an executive will be required to repay incentive-related compensation, whether or not such officer was involved in the fraudulent activity or misconduct. Valvoline has a period of three years after the payment or award is made to seek reimbursement.

At its meeting in November 2023, the Board amended and restated the Clawback Policy (the “New Clawback Policy”), effective October 2, 2023, on the recommendation of the Compensation Committee. The New Clawback Policy provides that, in the event of an accounting restatement of Valvoline’s financial statements due to Valvoline’s material noncompliance with any financial reporting requirement under U.S. securities laws, Valvoline shall seek to promptly recover from any covered executive officer, including each of the Named Executive Officers, the amount of incentive-based compensation received by such executive officer in excess of the amount of incentive-based compensation that would have been received by such executive officer if the calculation was determined based on the accounting restatement. Incentive-based compensation received by a covered executive during the three completed fiscal years immediately preceding the restatement date (as defined in the New Clawback Policy) is subject to potential clawback.

Stock Ownership Guidelines

Valvoline maintains stock ownership guidelines that align the interests of Valvoline’s executive officers, including each of the Named Executive Officers, and non-employee directors with those of its shareholders, by requiring each of the executive officers and non-employee directors to maintain a minimum ownership stake in the Company. Each Covered Individual (defined as non-employee members of the Board and all U.S. employees designated as Section 16 Officers and/or in positions at the Senior Vice President level and above under the guidelines) will have five years from the later of (i) the effective date of the guidelines or (ii) the date such individual is hired or promoted into a covered role before they will be required to meet the stock ownership requirements under the guidelines. In the event that a Covered Individual is promoted to a new role within the organization and, as a result of such promotion, is subject to a higher guideline, the impacted individual shall have an additional three years from the date of promotion to achieve the new ownership guidelines. Each of Mr. Mitchell and Mses. Meixelsperger, O’Daniel and Matheys had met his or her stock ownership guideline as of September 30, 2023.

Stock Ownership Guidelines

Role	Multiple of Salary or Annual Retainer

Chief Executive Officer	5x

Chief Financial Officer	3x

Other Executive Officers	2x

Non-Employee Directors	5x

Covered Individuals are required to retain 50% of the net after-tax share proceeds from any vesting or exercise activity to the extent they have not met their applicable stock ownership guideline. Once met, the ownership guideline will convert to a share equivalent in order to mitigate the impact of future share price fluctuations.

The following types of equity will count towards the ownership guidelines:

•	Unvested restricted stock and/or restricted stock units;

PROXY STATEMENT 43

•	Shares awarded to or purchased by a Covered Individual pursuant to a Company employee benefit plan;

•	Shares owned by an immediate family member who shares the same household as the Covered Individual;

•	Shares held in the dividend reinvestment plan;

•	Phantom shares (e.g., Deferral Plan Units); and

•	Shares of Valvoline Common Stock held by Covered Individuals.

Anti-Hedging / Anti-Pledging Policy

Valvoline’s insider trading policy prohibits any director, executive officer or employee, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities of Valvoline: (i) granted to such person by Valvoline as part of the person’s compensation or (ii) held, directly or indirectly, by such person. Valvoline also prohibits all of its directors and officers from directly or indirectly pledging equity securities of Valvoline. Under the policy, the term “pledging” includes the intentional creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account, that entitles a third party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise. The equity securities attributable to a director or officer for these purposes shall include equity securities attributable to the director or officer under applicable securities laws.

Annual Risk Assessment

Valvoline’s compensation program is designed to motivate and reward employees and executive officers for their performance during the fiscal year and over the long term, while taking appropriate business risks. In January 2023, the Compensation Committee asked Deloitte to conduct a risk assessment of Valvoline’s incentive compensation plans, including the Valvoline Incentive Plan, Long-Term Incentive Program (comprised of SARs, RSUs and PSUs), VIOC Service Center Manager Incentive Plan, VIOC Area Manager Incentive Plan, VIOC Market Manager Incentive Plan, VIOC Director Field Operations Incentive Plan, and Retail Services Business Development Sales Incentive Plan, that have the greatest concentration of participants and the largest potential impact on the Company. Based on its review of the independent compensation consultant’s risk assessment, a review of Valvoline’s internal controls and the risk mitigating components of Valvoline’s compensation programs, the Compensation Committee determined that Valvoline’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on Valvoline.

Compensation Decisions for Fiscal 2024

As the Company begins its first full fiscal year as a pure play automotive retail services business following the sale of the Global Products business, the Compensation Committee has made a number of changes to the executive compensation program for fiscal 2024 to reflect Valvoline’s current financial size and to support the Company’s growth objectives.

44 PROXY STATEMENT

Peer Group

At its meeting in July 2023, the Compensation Committee approved a new peer group that more closely aligns with Valvoline’s current financial size and complexity, as well as future strategic priorities. In considering potential constituents for a new retail-focused peer group, the Compensation Committee focused on companies of a similar financial size, and companies that meet, among certain other criteria, one or more of the following characteristics: operate storefronts, offer specialized consumer services, rely on repeat customers, or use a franchise/license model. The fiscal 2024 peer group is composed of the following companies:

Fiscal 2024 Peer Group

Driven Brands Holdings, Inc.	Floor & Decor Holdings, Inc.	H&R Block, Inc.

Haverty Furniture	Jack in the Box Inc.	Leslie’s, Inc.

LL Flooring Holdings, Inc.	Mister Car Wash, Inc.	Monro, Inc.

National Vision Holdings, Inc.	The Container Store Group	The Wendy’s Company

Warby Parker Inc.	Wingstop Inc.

Annual Incentive

The fiscal 2024 annual incentive opportunity will be based on a combination of Valvoline’s Net Sales (50%) and adjusted EBIT (50%) consistent with the fiscal 2023 annual incentive opportunity. The Compensation Committee believes these metrics are closely aligned to the financial and strategic goals of a pure retail services business.

Long-term Incentive (PSUs)

As discussed above, the Compensation Committee utilized adjusted Net Income as the performance metric for fiscal 2023-2025 PSU awards to address potential EPS volatility due to the unknown timing of the closing of the sale of the Global Products business and planned share repurchases using a substantial portion of the net sale proceeds. Having closed the sale of the Global Products business and completed a significant portion of the planned share repurchases in fiscal 2023, the Compensation Committee, at its meeting in November 2023, reverted to using adjusted EPS as the performance metric for fiscal 2024-2026 PSU awards. Both in-flight PSU awards (FY22-FY24 and FY23-FY25) will continue to be measured by adjusted Net Income. Relative TSR will continue to be measured against the S&P Midcap 400 Index and act as a modifier at the end of each three-year performance periods for all three outstanding grants.

CEO Compensation

In August 2023, Valvoline announced that Ms. Flees would succeed Mr. Mitchell as the Company’s Chief Executive Officer and as a member of the Board. In connection with her promotion to CEO, the Compensation Committee approved an increase in Ms. Flees’ annual base salary from $700,000 to $900,000 and her target annual incentive compensation opportunity from 75% to 100% of her annual base salary, effective October 1, 2023. In addition, the Compensation Committee approved an increase in Ms. Flees’ target long-term incentive opportunity from $1 million to $2.5 million, which became effective with the grant of her fiscal 2024 equity award in November 2023.

Deductibility of Compensation

Valvoline considers the tax deductibility of compensation awarded to the Named Executive Officers and weighs the benefits of awarding compensation that may be non-deductible against the conditions required by the tax law to obtain tax deductibility. The Compensation Committee believes that in certain circumstances the benefits of awarding nondeductible compensation exceed the benefits of awarding deductible compensation that is subject to limitations imposed by the applicable tax laws.

Valvoline also considers various other tax rules governing compensation for our Named Executive Officers including (but not limited to) tax rules relating to fringe benefits, qualified and non-qualified deferred compensation, and compensation triggered by a change in control.

PROXY STATEMENT 45

Report of the Compensation Committee

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Valvoline’s Proxy Statement for its 2024 Annual Meeting of Shareholders. This report is provided by the following independent directors who comprise the Compensation Committee:

COMPENSATION COMMITTEE

Gerald W. Evans, Jr., Chair

Carol H. Kruse

Jennifer L. Slater

Patrick S. Pacious

The Compensation Committee report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Valvoline specifically incorporates the Compensation Committee report by reference.

46 PROXY STATEMENT

Summary Compensation Table

A summary of each Named Executive Officer’s total compensation for each of the last three fiscal years is included in the following table and footnotes.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) ($) (e)	Option Awards(2) ($) (f)	Non-Equity Incentive Compen- sation(3) ($) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4) ($) (h)	All Other Compen- sation(5) ($) (i)	Total ($) (j)

Samuel J. Mitchell, Jr. Chief Executive Officer	2023	1,058,870	—	2,210,622	731,245	1,100,696	—	215,376	5,316,809
	2022	1,040,965	—	2,232,680	731,313	1,043,047	—	246,753	5,294,758
	2021	1,010,580	—	2,273,305	718,758	1,515,870	—	229,102	5,747,615

Mary E. Meixelsperger Chief Financial Officer	2023	614,150	—	623,472	206,245	478,807	—	123,224	2,045,898
	2022	603,765	—	629,938	206,316	453,730	—	145,313	2,039,062
	2021	586,140	—	612,837	193,764	659,409	—	124,162	2,176,312

Lori A. Flees Senior Vice President and President, Retail Services	2023	700,000	—	755,763	249,997	545,738	—	112,111	2,363,609
	2022	309,615	500,000	986,184	—	232,676	—	153,501	2,181,976

Julie M. O’Daniel Senior Vice President, Chief Legal Officer and Corporate Secretary	2023	445,840	—	302,325	99,994	278,072	1,417	74,280	1,201,928
	2022	438,300	—	305,558	100,089	263,506	1,112	81,655	1,190,220
	2021	425,505	—	257,159	81,265	382,955	1,070	78,025	1,225,979

Heidi J. Matheys Senior Vice President, Chief Commercial and Transformation Officer	2023	362,250	—	207,847	68,744	188,281	—	61,088	888,210

(1)

The fiscal 2023 amounts in column (e) represent the aggregate grant date fair value of fiscal 2023-2025 PSUs and time-based RSUs computed in accordance with FASB ASC Topic 718. Refer to footnote (5) of the Grants of Plan-Based Awards table for the assumptions made when calculating the grant date fair values of the fiscal 2023-2025 PSUs and time-based RSUs.

The grant date fair value for the fiscal 2023-2025 PSUs for the NEOs receiving such awards would be as follows if maximum performance was achieved for the three-year performance period: Mr. Mitchell—$3,656,266; Ms. Meixelsperger—$1,031,208; Ms. Flees—$1,249,993; Ms. O’Daniel—$500,015; and Ms. Matheys—$343,766.

(2)

Amounts reported in column (f) for fiscal 2023 represent the aggregate grant date fair value of SARs computed in accordance with FASB ASC Topic 718. Refer to footnote (5) of the Grants of Plan-Based Awards table for the assumptions made when calculating the grant date fair value of SARs.

(3)	The fiscal 2023 amounts in column (g) represent the amounts earned with respect to fiscal 2023 annual incentive awards.

(4)

Valvoline’s non-qualified deferred compensation arrangements do not provide above-market or preferential earnings; therefore, for fiscal 2023, the amounts in column (h) represent only the one-year change between September 30, 2022 and September 30, 2023 in the present value of accrued benefits under qualified and non-qualified defined benefit plans. These plans are more fully discussed in the narrative to the Pension Benefits table.

PROXY STATEMENT 47

(5)	Amounts reported in column (i) for fiscal 2023 are composed of the following items:

Executive	401(k) Plan Employer Contributions	Matching Charitable Contributions (a)	Non-Qualified Defined Contribution Employer Contributions (b)	Financial Planning	Relocation Expenses	Total
S.J. Mitchell	$26,400	$30,049	$143,092	$15,835	—	$215,376
M.E. Meixelsperger	$26,537	$20,205	$60,647	$15,835	—	$123,224
L.A. Flees	$20,461	$1,050	$74,060	$6,707	$9,833	$112,111
J.M. O’Daniel	$26,076	$300	$32,069	$15,835	—	$74,280
H.J. Matheys	$24,626	$2,000	$18,627	$15,835	—	$61,088

(a)

The amounts in this column represent matching charitable contributions made during fiscal 2023 by Valvoline on behalf of the Named Executive Officer through a program available to all salaried U.S.-based Valvoline employees.

(b)

The amounts in this column represent Valvoline contributions made during fiscal 2023 on behalf of the Named Executive Officer to the Valvoline Non-Qualified Defined Contribution Plan. This plan provides company contributions based on limitations on contributions to the Valvoline 401(k) Plan under the Code.

48 PROXY STATEMENT

Grants of Plan-Based Awards for Fiscal 2023

The following table sets forth certain information regarding the annual and long-term (SARs, RSUs and PSUs) incentive awards granted during fiscal 2023 to each of the Named Executive Officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(j)	(k)	(l)
S.J. Mitchell		529,435	1,058,870	1,588,305
	11/29/22				7,630	40,693	101,733				1,462,506
	11/29/22							23,090			748,116
	11/29/22								58,313	32.40	731,245
M.E. Meixelsperger		230,307	460,613	690,920
	11/29/22				2,152	11,477	28,693				412,483
	11/29/22							6,512			210,989
	11/29/22								16,447	32.40	206,245
L.A. Flees		262,500	525,000	787,500
	11/29/22				2,609	13,912	34,780				499,997

	11/29/22							7,894			255,766
	11/29/22								19,936	32.40	249,997
J.M. O’Daniel		133,752	267,504	401,256

	11/29/22				1,043	5,565	13,913				200,006
	11/29/22							3,158			102,319
	11/29/22								7,974	32.40	99,994
H.J. Matheys		90,563	181,125	271,688
	11/29/22				717	3,826	9,565				137,506
	11/29/22							2,171			70,340
	11/29/22								5,482	32.40	68,744

(1)

The dollar amounts in these columns represent the potential annual incentive payouts for fiscal 2023. The actual dollar amounts earned for fiscal 2023 were paid in December 2023 and are included in column (g) of the Summary Compensation Table.

(2)

The PSU amounts in these columns represent the potential payments for the fiscal 2023-2025 PSU performance period. The amounts in column (f) represent the minimum payout assuming the application of a negative 25% TSR modifier to threshold performance. The amounts in column (h) represent the maximum payout assuming the application of a positive 25% TSR modifier to maximum performance.

(3)	The RSUs granted to each of the NEOs on November 29, 2022, vest one-third on each of the first three anniversaries following the grant date.

(4)	The amounts in column (j) represent the number of shares of Valvoline Common Stock that may be issued to the NEOs upon exercise of SARs.

(5)

The dollar amounts in column (l) are calculated in accordance with FASB ASC Topic 718 and assume (i) payment of PSUs at target using a Monte Carlo simulation valuation model to reflect the impact of the TSR modifier, incorporating the following assumptions: (a) range of risk-free interest rates between 4.24% to 4.78% based on the U.S. Treasury yield curve in effect on the date of grant date; (b) expected dividend yield of 0% as dividend payments were discontinued; (c) expected volatility of 43%, based on the actual volatility of the daily closing price of Valvoline Common Stock for the three-year period prior to the grant date; (d) expected term of 3.0 years, and (d) an initial TSR of 18.1% (78th percentile), based on the actual TSR performance for Valvoline and each company in the comparator group over the period from October 1, 2022 to the grant date; (ii) valuation of all SARs using the Black-Scholes valuation model, incorporating the following assumptions: (a) risk-free interest rate of 3.89% based on the U.S. Treasury yield curve in effect on the grant date for the expected term of the award; (b) expected dividend yield of 0.39%; (c) expected volatility of 34.59% based on the average of comparable companies’ historical daily equity volatilities with look-back periods commensurate with the expected term; and (d) expected term of 5.88 years; and (iii) the grant date fair value of RSUs, using the closing price of Valvoline Common Stock of $32.40 on November 29, 2022.

PROXY STATEMENT 49

Outstanding Equity Awards at Fiscal 2023 Year-End

The following table sets forth certain information regarding SARs, PSUs and RSUs held by each of the Named Executive Officers as of September 30, 2023.

		Option Awards					Stock Awards

Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#) (c)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($) (j)
S.J. Mitchell	11/29/22	16,229	—		32.40	11/29/2032
	11/11/21	60,120	—		35.25	11/11/2031
	11/12/20	147,655	—		21.60	11/12/2030
	11/14/19	139,840	—		23.01	11/14/2029
	11/19/18	132,930	—		20.37	11/19/2028
	11/13/17	128,150	—		23.08	11/13/2027
	11/16/16	101,958	—		20.29	12/16/2026
	11/18/15	46,002	—		20.80	12/18/2025
	11/12/14	31,744	—		20.99	12/12/2024
	11/13/13	33,358	—		16.67	12/13/2023
							145,257	4,683,086	40,567	1,307,880
M.E. Meixelsperger	11/29/22	—	16,447		32.40	11/29/2032
	11/11/21	10,420	10,420		35.25	11/11/2031
	11/12/20	30,150	10,050		21.60	11/12/2030
	11/14/19	37,700	—		23.01	11/14/2029
	11/19/18	34,990	—		20.37	11/19/2028
	11/13/17	33,730	—		23.08	11/13/2027
	11/16/16	54,611	—		20.29	12/16/2026
							45,706	1,473,561	22,917	738,844
L.A. Flees	11/29/22	—	19,936		32.40	11/29/2032
							18,846	607,595	29,912	964,363
J.M. O’Daniel	11/29/22	—	7,974		32.40	11/29/2032
	11/11/21	5,055	5,055		35.25	11/11/2031
	11/12/20	12,645	4,215		21.60	11/12/2030
	11/14/19	15,810	—		23.01	11/14/2029
	11/19/18	3,500	—		20.37	11/19/2028
							19,873	640,705	11,115	358,348
H.J. Matheys	11/29/22	5,482	—		32.40	11/29/2032
	11/11/21	6,950	—		35.25	11/11/2031
	11/12/20	11,680	—		21.60	11/12/2030
	11/14/19	10,950	—		23.01	11/14/2029
	11/19/18	9,330	—		20.37	11/19/2028
	11/12/14	7,801	—		20.99	12/12/2024
							21,378	689,227	—	—

(1)

The numbers in columns (b) and (c) relate to SARs, 50% of which vest on the first anniversary of the grant date and 25% of which vest on each of the second and third anniversaries of the grant date. For Mr. Mitchell, the amounts in columns (b) and (c) reflect the pro-rata vesting from the grant date to September 30, 2023, the date of Mr. Mitchell’s retirement, for the SARs granted on and after November 12, 2020. For Ms. Matheys, the amounts in columns (b) and (c) reflect 100% vesting of all unvested SARs as of September 30, 2023, the date of her separation from service for the SARs granted on or after November 12, 2020.

(2)

The numbers in column (g) represent unvested RSUs and earned PSUs. RSUs vest in equal installments on each of the first three anniversaries of the grant date, unless otherwise noted, and any earned PSUs vest on the last day of the applicable performance period, subject to the Named Executive Officer’s continued employment on such dates. Specifically, for:

(i)

Mr. Mitchell, the amounts in column (g) include: 118,133 earned PSUs granted on November 12, 2020 for the fiscal 2021-2023 performance period; 11,666 RSUs granted on November 12, 2020; 9,007 RSUs granted on November 11, 2021; and 6,451 RSUs

50 PROXY STATEMENT

granted on November 29, 2002. The RSUs reflect pro-rata vested amounts from the grant date to September 30, 2023, the date of Mr. Mitchell’s retirement, and will be distributed to Mr. Mitchell on April 1, 2024.

(ii)

Ms. Meixelsperger, the amounts in column (g) include: 31,841 earned PSUs granted on November 12, 2020 for the fiscal 2021-2023 performance period; 3,276 RSUs granted on November 12, 2020; 4,052 RSUs granted on November 11, 2021; and 6,537 RSUs granted on November 29, 2022;

(iii)	Ms. Flees, the amounts in column (g) include: 10,922 RSUs granted on May 2, 2022; and 7,923 RSUs granted on November 29, 2022;

(iv)

Ms. O’Daniel, the amounts in column (g) include: 13,362 earned PSUs granted on November 12, 2020 for the fiscal 2021-2023 performance period; 1,376 RSUs granted on November 12, 2020; 1,965 RSUs granted on November 11, 2021; and 3,170 RSUs granted on November 29, 2022;

(v)

Ms. Matheys, the amounts in column (g) include: 9,248 earned PSUs granted on November 14, 2020 for the fiscal 2021-2023 performance period; 3,820 earned PSUs granted on November 11, 2021 for the fiscal 2022-2024 performance period; 3,826 earned PSUs granted on November 29, 2022 for the fiscal 2023-2025 performance period; 952 RSUs granted on November 12, 2020; 1,353 RSUs granted on November 11, 2021; and 2,179 RSUs granted on November 29, 2002. In connection with the elimination of Ms. Matheys’ position, her outstanding RSUs and PSUs for the fiscal 2022-2024 and fiscal 2023-2025 performance periods became fully vested and the PSUs were deemed earned at target. The RSUs and PSUs for the fiscal 2022-2024 and fiscal 2023-2025 performance periods will be distributed to Ms. Matheys on April 1, 2024.

(3)

The dollar amounts in columns (h) and (j) correspond to the units identified in columns (g) and (i), respectively. The dollar value is computed by converting the units to shares of Valvoline Common Stock on a one-for-one basis. The number of shares is then multiplied by $32.24, the closing price of Valvoline Common Stock on September 29, 2023.

(4)

The numbers in column (i) represent the PSUs granted on November 11, 2021 (May 2, 2022 for Ms. Flees) for the fiscal 2022-2024 performance period and on November 29, 2022 for the fiscal 2023-2025 performance period assuming target performance goals for each performance period are achieved. Specifically, for:

(i)

Mr. Mitchell, the amounts in column (i) include: 27,015 PSUs granted for the fiscal 2022-2024 performance period and 13,552 PSUs granted for the fiscal 2023-2025 performance period; each reflecting pro-rated amounts from the first day of the performance period to September 30, 2023, the date of Mr. Mitchell’s retirement;

(ii)	Ms. Meixelsperger, the amounts in column (i) include: 11,440 PSUs granted for the fiscal 2022-2024 performance period and 11,477 PSUs granted for the fiscal 2023-2025 performance period;

(iii)	Ms. Flees, the amounts in column (i) include: 16,000 PSUs granted for the fiscal 2022-2024 performance period; and 13,912 PSUs granted for the fiscal 2023-2025 performance period; and

(iv)	Ms. O’Daniel, the amounts in column (i) include: 5,550 PSUs granted for the fiscal 2022-2024 performance period; and 5,565 PSUs granted for the fiscal 2023-2025 performance period.

PROXY STATEMENT 51

Option Exercises and Stock Vested for Fiscal 2023

The following table sets forth certain information regarding the value realized by each Named Executive Officer during fiscal 2023 upon the exercise of SARs and the vesting of PSUs and RSUs.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
	(#)	($)	(#)	($)
	(b)	(c)	(d)	(e)

S.J. Mitchell	61,874	827,874	159,320	5,214,488

M.E. Meixelsperger	—	—	43,044	1,408,760

L.A. Flees	—	—	5,460	186,131

J.M. O’Daniel	13,490	156,619	18,201	595,611

H.J. Matheys	29,982	452,206	12,599	412,292

(1)

The value realized on exercise is calculated by multiplying the number of SARs exercised by the difference between the exercise price of the SAR and the market price of Valvoline Common Stock on the date of exercise.

(2)	The value realized on vesting is calculated by multiplying the number of shares vested by the market value of the shares on the relevant vesting date.

52 PROXY STATEMENT

Pension Benefits for Fiscal 2023

The following table shows the actuarial present value of the Named Executive Officers’ accumulated benefits under each of Valvoline’s qualified and non-qualified pension plans, calculated as of September 30, 2023. Mses. Meixelsperger, Flees and Matheys are not eligible to participate in the qualified and non-qualified pension plans.

Name (a)	Plan Name(1) (b)	Number of Years Credited Service(2) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

S.J. Mitchell	Ashland Hercules Pension Plan	18 years 5 months	299,774

	Ashland Inc. Nonqualified Excess Benefit Pension Plan	18 years 5 months	110,762

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	19 years 5 months	4,102,326

J.M. O’Daniel	Ashland Hercules Pension Plan	8 years 2 months	30,338

(1)

The Ashland Hercules Pension Plan (the “Pension Plan”) is a tax-qualified plan under Code Section 401(a). The Ashland Inc. Nonqualified Excess Benefit Pension Plan (the “Excess Plan”) is a non-qualified plan that is coordinated with the tax-qualified plan. The Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (the “SERP”) is a non-qualified plan. The material terms of each of these plans are described in the narrative below.

(2)

The maximum number of years of credited service under the SERP is 20 years. The number of years of service for the SERP is measured from the date of hire. The number of years of service under the Pension Plan and the Excess Plan is measured from the date the NEO began participating in the Pension Plan.

Assumptions

The present values of the accumulated benefits were calculated as of September 30, 2023, based on the earliest age a participant could receive an unreduced benefit under the qualified Pension Plan and the Excess Plan because his or her qualified Pension Plan benefits are calculated under the cash balance pension formula.

The SERP provides an umbrella (or gross) benefit that is subject to certain reductions. The amount in the Pension Benefits table for the SERP benefit for applicable Named Executive Officers is the net benefit under the SERP, after applicable reductions. The reductions referred to in this paragraph are described in the “Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (SERP)” section below.

Under the SERP, the earliest age a Named Executive Officer could receive an unreduced benefit is the earlier of age 55 or when the sum of the NEO’s age and service equals at least 80, provided that the NEO has at least 20 years of service under the SERP.

PROXY STATEMENT 53

The following table sets forth for fiscal 2023 the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits described in the Pension Benefits table.

	Pension Plan	Excess Plan	SERP

Discount rate and mortality assumptions (no pre-retirement mortality is assumed)	5.99%; PRI-2012 Generational Mortality Tables, projected generationally with the MSS2023 scale (to follow the 2023 Trustees Report of the Social Security Administration Intermediate Alternative)	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC 715 disclosure rate of 5.94%	5.93%; PRI-2012 Generational Mortality Tables projected generationally with the MSS2023 scale (to follow the 2023 Trustees Report of the Social Security Administration Intermediate Alternative)

Present value of Pension Plan and Excess Plan benefits for SERP determination (no pre-retirement mortality is assumed)	8.00%; GATT mortality at SERP retirement age, discounted from SERP retirement age back to current age using ASC 715 disclosure rate of 5.93%	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC 715 disclosure rate of 5.93%	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC 715 disclosure rate of 5.93%

Post-Employment Obligations Following Separation

In conjunction with the separation of Valvoline from Ashland, sponsorship of several qualified and non-qualified plans previously sponsored by Ashland were transferred to Valvoline as of September 1, 2016. As of September 30, 2016, benefits under these plans were frozen with regard to future accruals. The Ashland Hercules Pension Plan, the Ashland Inc. Nonqualified Excess Benefit Pension Plan, and the Ashland Inc. Supplemental Early Retirement Plan for Certain Employees are discussed below.

Ashland Hercules Pension Plan (Pension Plan)

The Pension Plan is a tax-qualified defined benefit pension plan under Code Section 401(a). The Pension Plan provides retirement income for eligible participants. Mr. Mitchell and Ms. O’Daniel are the only NEOs who participate in the Pension Plan. Beginning in January 2011, the Pension Plan was closed to new participants and to additional credits in the retirement growth account. Benefit accruals were frozen effective as of September 30, 2016.

The Pension Plan has two benefit formulas—a traditional formula, referred to as the annuity benefit, and a cash balance formula, referred to as the retirement growth account. The traditional formula produces an annuity benefit at retirement based on a percentage of final average compensation multiplied by years of plan service (see the description in the “—Traditional Benefit/Annuity Formula” section below). The cash balance formula produces a hypothetical account balance based on the sum of contribution credits and interest on those contribution credits (see the description in the “—Retirement Growth Account Benefit/Cash Balance Formula” section below). In general, participants who were actively employed by Ashland on June 30, 2003, with at least 10 years of service remained in the annuity benefit formula. All other participants moved to the retirement growth account formula. The formula under which a participant’s benefit is computed is a matter of plan design and not participant election.

54 PROXY STATEMENT

The Pension Plan operated in conjunction with the Ashland Inc. Leveraged Employee Stock Ownership Plan (the “LESOP”) for eligible participants. The LESOP transferred to Valvoline upon separation from Ashland. Effective May 1, 2017, Valvoline merged the LESOP into the Valvoline Inc. 401(k) Plan. Provisions for coordination with the Pension Plan remained unchanged.

Traditional Benefit/Annuity Formula

Under this formula, for certain highly compensated employees, compensation only includes base compensation, up to the maximum amount allowed under Code Section 401(a)(17). For all other participants, compensation includes base compensation and bonus amounts. This applies to both the annuity formula and the cash balance formula.

The final average compensation formula is the average for a 48-consecutive month period producing the highest average for the last 120 months of credited service.

The annual annuity benefit formula is:

(1.08% x final average compensation up to $10,700) + (1.5% x final average compensation exceeding $10,700)

×

(years of credited service, which means years as a participant in the plan up to a maximum of 35 years)

The normal form of benefit payment under the annuity benefit is a single life annuity. However, as required by federal law, the normal form of benefit for a married participant is a joint and survivor annuity, unless the spouse consents to a different benefit distribution. A participant may also elect a non-spousal joint and survivor annuity or a 10-year term certain annuity. All payment forms are actuarially equivalent.

The normal retirement age is 65, but an unreduced benefit is paid for retirement at age 62. A participant may retire early once the participant is either at least age 55 or when the sum of the participant’s age and service equals at least 80.

Retirement Growth Account Benefit/Cash Balance Formula

Under this formula, contribution credits are accumulated in a notional account. Interest credits are allocated to each participant’s account monthly. The interest rate is from a minimum of 4.0% to a maximum of 7.0% and is set at the beginning of each plan year. The interest rate for fiscal 2023 was 4.9%.

The accrued benefit under this formula is the balance in the retirement growth account. The benefit is payable in the same forms that apply to the annuity benefit formula or may be paid as a single lump sum.

The normal retirement age under the retirement growth account formula is also age 65. The earliest that a participant can receive an unreduced benefit is at age 55 with at least five years of service.

Non-Qualified Excess Defined Benefit Pension Plan (“Excess Plan”)

The Excess Plan is an unfunded, non-qualified pension plan providing a benefit payable, based on the applicable Named Executive Officer’s pension plan eligibility, equal to the difference between the benefit under the Pension Plan in the absence of the Code limits (the gross benefit) and the actual benefit that would be payable under the Pension Plan.

The Excess Plan covers employees (i) who are eligible for the Pension Plan and whose benefit under the Pension Plan were limited because of either Code Section 401(a)(17) or Section 415(b) and (ii) who are not terminated for cause as defined in the Excess Plan. For purposes of computing the Excess Plan benefits, a participant’s compensation is defined the same as it is for the Pension Plan. However, the limits on the compensation under the Pension Plan that are imposed by the Code do not apply under the Excess Plan.

PROXY STATEMENT 55

The benefit under the Excess Plan is payable in a lump sum and may be transferred to the Valvoline Inc. 2016 Deferred Compensation Plan for Employees. A benefit payable to certain highly compensated participants cannot be paid for six months following separation from service. Mr. Mitchell is the only NEO who participates in the Excess Plan. The Excess Plan was frozen effective September 30, 2016, in conjunction with the freezing of the Pension Plan.

Supplemental Early Retirement Plan for Certain Employees (“SERP”)

The SERP is an unfunded, non-qualified plan allowing designated employees to retire prior to their sixty-fifth birthday without an immediate substantial loss of income. The SERP is a supplemental retirement arrangement for a select group of management participating in the SERP as of December 31, 2010. Beginning January 1, 2011, the eligibility for this program was restricted to employees with a traditional Pension Plan benefit who were subsequently promoted into an executive level position, on or after January 1, 2011. On November 18, 2015, the SERP was closed to all new participants.

In conjunction with the separation of Valvoline from Ashland, sponsorship of the SERP was transferred to Valvoline as of September 1, 2016. As of September 30, 2016, benefits under the SERP were frozen with regard to future accruals. The final average compensation used in determining the value of a participant’s benefit was fixed as of this date. Final average bonus as defined under the SERP will include fiscal 2016 annual incentive payments made in December 2016.

The SERP benefit formula covering Mr. Mitchell and certain other designated executive level participants provides a benefit of 25% of final average compensation multiplied by the participant’s years of service up to 20 years. For this purpose, the final average compensation formula for participants as of December 30, 2010, is total compensation (base plus incentive compensation) for the 36 months out of the 84 months before retirement that produces the highest average. For Participants who became eligible on or after January 1, 2011, final average compensation is total compensation for the 60 months out of the 120 months before retirement that produces the highest average.

Mr. Mitchell and other SERP participants may retire on the earlier of age 55 with three years of service or when the sum of the executive’s age and service equals at least 80. The benefit produced by the above described formula is subject to proportionate reduction for each year of service credited to the participant that is less than 20 years of service. Additionally, the benefit is reduced by the sum of the following:

•	the participant’s qualified Pension Plan benefit (assuming the LESOP offset account is transferred to the Pension Plan); and

•	the participant’s Excess Plan benefit.

SERP benefits become vested upon attaining three years of service. Mr. Mitchell’s SERP benefits are fully vested. Mses. Meixelsperger, Flees, O’Daniel and Matheys are not eligible to participate in the SERP.

The SERP benefit is payable in a lump sum and may be transferred to the Employee Deferral Plan, as defined below. Distributions under the SERP are subject to a six-month delay after separation from service.

56 PROXY STATEMENT

Non-Qualified Deferred Compensation for Fiscal 2023

The following table sets forth certain information for each of the Valvoline Named Executive Officers regarding non-qualified deferred compensation for fiscal 2023.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY(1) ($) (c)	Aggregate Earnings in Last FY(2) ($) (d)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at September 30, 2023 ($) (f)

S.J. Mitchell	—	133,629	2,295,033	—	13,238,167

M.E. Meixelsperger	—	52,478	31,457	—	346,337

L.A. Flees	350,000	65,349	21,646	—	571,583

J.M. O’Daniel	—	27,531	28,219	—	189,315

H.J. Matheys	—	15,991	2,944	—	138,183

(1)

The values in column (c) relate to a contribution equivalent to the company match and supplemental company contributions on annual incentive compensation and base pay in excess of limits established under Code Section 401(a)(17) and not permitted in the qualified 401(k) plan. This amount is reported in column (i) of the Summary Compensation Table (inclusive of taxes).

(2)

Aggregate earnings are composed of interest, dividends, capital gains and appreciation/depreciation of investments. These earnings are not included in the Summary Compensation Table in this Proxy Statement.

Non-Qualified Defined Contribution Plan (“NQDC Plan”)

The NQDC Plan is an unfunded, non-qualified defined contribution plan that provides a contribution equivalent to Valvoline’s match and supplemental company contributions on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the qualified 401(k) plan. Participants elect how to invest their account balances from among a diverse set of hypothetical mutual fund offerings and a hypothetical Valvoline Common Stock fund available in the Employee Deferral Plan, as described below. The benefit payable under the NQDC Plan will be made in installments or as a lump sum based on a participant’s distribution election. Named Executive Officers and certain other highly compensated participants are subject to a six-month delay on distributions on account of their separation from service.

Employee Deferral Plan

In September 2016, our Board approved the Valvoline Inc. 2016 Deferred Compensation Plan for Employees (the “Employee Deferral Plan”), which is described below.

The Employee Deferral Plan is an unfunded, non-qualified deferred compensation plan for a select group of highly compensated employees. Participants may elect to have up to 50% of their base salary and up to 75% of their incentive compensation contributed to the Employee Deferral Plan. Elections to defer compensation generally must be made in the calendar year prior to the calendar year in which the compensation is earned.

Participants elect how to invest their account balances from among a diverse set of hypothetical mutual fund offerings and a hypothetical Valvoline Common Stock fund. No guaranteed interest or earnings are available and there are no above market rates of return on investments in the Employee Deferral Plan. New investments in the Valvoline Common Stock fund must remain so invested and must be distributed as Valvoline Common Stock. In all other events, participants may freely elect to change their investments. Withdrawals are allowed for an unforeseeable emergency (lump sum payment sufficient to meet the emergency), disability (lump sum payment), upon separation from employment (payable as a lump sum or installments per the participant’s election) and at a specified time (paid as a lump sum).

PROXY STATEMENT 57

Potential Payments Upon Termination or Change in Control for Fiscal 2023 Table

The following table summarizes the estimated amounts payable to each Named Executive Officer in the event of a termination from employment or change in control of Valvoline as of September 30, 2023. A narrative description follows the table. Different termination events are identified in columns (b)-(g). Column (a) enumerates the types of potential payments for each Named Executive Officer. As applicable, each payment or benefit is estimated across the table under the appropriate column or columns.

These estimates are based on the assumption that the various triggering events occur on September 30, 2023, the last day of fiscal 2023. The equity incentive-based components are based on the closing price of Valvoline Common Stock as of September 29, 2023 ($32.24). Other material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. The actual amounts that would be paid to a Named Executive Officer upon certain terminations of employment or upon a change in control can only be determined at the time an actual triggering event occurs.

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability(4) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (5) ($) (d)	Retirement(6) ($) (e)	Change in Control without Termination ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason ($) (g)
S.J. Mitchell
Cash Severance (Unused PTO Days)				106,905
Accelerated SARs				239,358
RSUs				474,779
PSUs(1)				1,730,409
Incentive Compensation(2)				1,100,696
Welfare Benefit
Outplacement
Financial Planning(3)				31,670
Total				$3,683,817
M.E. Meixelsperger
Cash Severance	930,307					2,158,607
Accelerated SARs		106,932				106,932
RSUs		140,836				446,986
PSUs(1)		442,093			442,093	848,754
Incentive Compensation(2)	478,807	478,807			478,807	478,807
Welfare Benefit	23,004					30,672
Outplacement	11,500					23,000
Financial Planning(3)	31,670	31,670				31,670
Total	$1,475,288	$1,200,338			$920,900	$4,125,429

58 PROXY STATEMENT

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability(4) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (5) ($) (d)	Retirement(6) ($) (e)	Change in Control without Termination ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason ($) (g)
L.A. Flees
Cash Severance	1,065,541					2,465,541
Accelerated SARs
RSUs		292,427				607,599
PSUs(1)		595,337			595,337	1,118,083
Incentive Compensation(2)	545,738	545,738			545,738	545,738
Welfare Benefit	26,010					34,680
Outplacement	11,500					23,000
Financial Planning(3)	31,670	31,670				31,670
Total	$1,680,459	$1,465,172			$1,141,075	$4,826,312
J.M. O’Daniel
Cash Severance	707,342					1,465,270
Accelerated SARs		44,848		44,848		44,848
RSUs		68,306		68,306		209,917
PSUs(1)		214,445		214,445	214,445	411,669
Incentive Compensation(2)	278,072	278,072		278,072	278,072	278,072
Welfare Benefit	16,848					22,464
Outplacement	11,500					23,000
Financial Planning(3)	31,670	31,670		31,670		31,670
Total	$1,045,432	$637,341		$637,341	$492,517	$2,486,910
H.J. Matheys(7)
Cash Severance	565,667
Accelerated SARs	31,069
RSUs	76,206
PSUs(1)	402,489
Incentive Compensation(2)	188,281
Welfare Benefit	19,566
Outplacement	23,000
Financial Planning(3)	31,670
Total	$1,337,948

(1)	The PSU amounts identified in all of the columns except for column (g) are based on:

If one of the events represented by columns (c), (e) or (f) occurred, the pro-rata payments would be based on actual results, rather than target. Pursuant to the terms of the award agreements, if the change in control occurs during the first twelve (12) months of the performance period, a pro-rata portion of the PSUs will become vested at target as of the date of the change in control (column (f)) and the remaining PSUs will be converted at target to time-based, stock-settled RSUs and continue to vest, subject to the participant’s continued employment through the vesting date; provided that any such outstanding unvested RSUs will immediately vest upon the termination of the participant’s employment without “cause,” and not as a result of the participant’s disability or death, during the two-year period beginning on the date of the change in control (column (g)). If the change in control occurs after the first twelve (12) months of the performance period, a pro-rata portion of the PSUs will become vested as of the date of the change in control based on the performance goals through the date of the change in control and the remaining PSUs will be converted to time-based, stock-settled RSUs, and will continue to vest, subject to the

PROXY STATEMENT 59

participant’s continued employment through the vesting date; provided that any such outstanding unvested RSUs will immediately vest upon the termination of the participant’s employment without cause, and not as a result of the Participant’s disability or death, during the two-year period beginning on the date of the change in control.

The PSU amounts identified in column (g) are based on the full value of (i) the outstanding fiscal 2023-2025 PSUs at target and (ii) the outstanding fiscal 2022-2024 PSUs based on the forecast actual achievement (129.8%), each valued based on the closing price of Valvoline Common Stock of $32.24 as of September 29, 2023.

(2)

The amounts identified in the Incentive Compensation row of columns (b), (c) and (e) represent a payment of the fiscal 2023 annual incentive compensation based on actual results for the entire performance period. Details of the actual results can be found in the “Compensation Decisions for Fiscal 2023—Annual Incentive” section of the CD&A within this Proxy Statement. Upon a change in control, the performance period relating to any incentive award will be accelerated and payment will be made based upon achievement of the performance goals up to the date of the change in control. The amounts identified in the Incentive Compensation row of columns (f) and (g) reflect this payment, based on actual results for the fiscal year.

(3)

Pursuant to an agreement between Valvoline and a financial planning services firm, each Named Executive Officer is eligible to receive two years of financial planning upon a termination without cause, disability, retirement, or following a change in control,

(4)

For purposes of column (c), it is assumed that the NEO incurred a disabling event and termination on September 30, 2023. Subject to coordination with other income received while disabled, the Long-Term Disability Plan (“LTD Plan”) provides a benefit equal to 60% of base compensation. The compensation covered by the LTD Plan is limited in 2023 to $12,000 per month. If the NEO died, his or her beneficiaries would receive the same accelerated vesting of the PSUs as the NEO would in the event of disability.

(5)	Valvoline does not maintain any plans or arrangements that would provide additional or enhanced benefits to the NEOs as a result of a voluntary termination or involuntary termination for cause.

(6)

The values in this column represent benefits under the Valvoline Incentive Plan and the 2016 Incentive Plan due upon a Qualifying Termination, defined as having reached age fifty-five (55) with ten years of continuous service at the time the NEO’s employment with the Company terminates. As of September 30, 2023, only Mr. Mitchell and Ms. O’Daniel met these requirements. Mr. Mitchell’s retirement on September 30, 2023 constituted a Qualifying Termination, entitling him to receive the benefits under the Valvoline Incentive Plan and the 2016 Incentive Plan, as set forth in column (e).

(7)

Ms. Matheys’ position was eliminated in connection with the sale of the Global Products business, effective as of September 30, 2023, and constituted a Covered Termination, entitling her to receive the benefits under the Severance Pay Plan and the 2016 Incentive Plan, as set forth in column (b).

Severance Pay Plan

The Named Executive Officers are covered by the Valvoline Severance Pay Plan, which provides benefits in the event of a covered termination from employment in the absence of a change in control. A termination for which benefits under the plan will be considered include those directly resulting from the permanent closing of a facility, job discontinuance, termination by a participant for Good Reason (as defined in the plan), or other termination at Valvoline’s initiative for which Valvoline elects to provide benefits. Certain terminations are excluded from coverage by the Severance Pay Plan (for example, refusal to sign a severance agreement and release; discharge for less than effective performance, absenteeism or misconduct; or voluntary resignation). In order for any executive to receive benefits and compensation payable under the Severance Pay Plan, the executive must agree to a general release of liability which relates to the period of employment and the termination.

The benefit payable under the Severance Pay Plan to the Named Executive Officers is 78 weeks of base pay, except for Mr. Mitchell, whose benefit is 104 weeks of base pay. Payments will be made in bi-weekly increments over the severance period in accordance with the Company’s regular payroll. Any executive who receives benefits under the plan is also entitled to continued coverage under the Company’s group health plans via company-paid COBRA during the severance period.

Executive Change in Control Agreements

Mr. Mitchell has a change in control agreement, effective May 15, 2017. If, within two years after a Change in Control (as defined in the agreement), Mr. Mitchell’s employment is terminated as a result of a Qualifying Termination (as defined in the agreement) he would be entitled to the following payments and benefits:

•

payment of three times the sum of his highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination;

•	continued participation in Valvoline’s medical, dental and group life plans through December 31 of the third calendar year following the calendar year in which he was terminated;

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•	full payment at target in cash of any outstanding PSUs as of his termination (less any amounts already paid with regard to the PSUs because of the change in control);

•	payment in cash of all earned and unpaid incentive compensation and pro-rata payment of any incentive compensation for the fiscal year in which he terminates at target level;

•	outplacement services and financial planning services for one year after termination;

•	payment of all unused, earned and accrued paid-time off in a lump sum in the seventh month following termination; and

•	vesting of all outstanding restricted shares, RSUs, SARs and stock options.

As a condition to receiving the benefits and compensation payable under the agreement, Mr. Mitchell has agreed for a period of 36 months following a Qualifying Termination, absent prior written consent of Valvoline’s Chief Legal Officer, to refrain from engaging in competitive activity against Valvoline; and to refrain from soliciting persons working for Valvoline, soliciting customers of Valvoline or otherwise interfering with Valvoline’s business relationships. Pursuant to the agreement, Mr. Mitchell has also agreed not to disclose confidential information. If Mr. Mitchell breaches the agreement, Valvoline has the right to recover benefits that have been paid to him. Finally, Mr. Mitchell may recover legal fees and expenses incurred as a result of Valvoline’s unsuccessful legal challenge to the agreement or Mr. Mitchell’s interpretation of the agreement.

Mr. Mitchell’s change in control agreement excludes all excise tax “gross-up” provisions and instead provides for a “best-after-tax” cutback.

Each of the other Named Executive Officers have entered into change in control agreements with the Company. In the event of a Qualifying Termination (as defined within the agreements) within two years following a Change in Control (as defined within the agreements), these benefits would include:

•	payment of two times the sum of the NEO’s annual base salary and target annual bonus;

•	continued participation in Valvoline’s group health plans during the 24-month period immediately following a Qualifying Termination;

•	payment in cash of all earned and unpaid incentive compensation and pro-rata payment of any incentive compensation for the fiscal year in which the NEO terminates at target level;

•	outplacement services for two years after termination;

•	payment of all unused, earned and accrued paid-time off; and

•	outstanding equity awards shall be treated in accordance with the terms of the 2016 Incentive Plan (as described below)

As a condition to receiving the benefits and compensation payable under the agreements, the NEOs have agreed for a period of 24 months following a Qualifying Termination to refrain from engaging in competitive activity against Valvoline, including but not limited to solicitation of Valvoline employees and customers and non-disclosure of confidential information. Each NEO’s change in control agreement excludes all excise tax “gross-up” provisions and instead provides for a “best-after-tax” cutback.

Mr. Mitchell’s and Ms. Matheys’ change in control agreements expired upon their retirement and separation from service, respectively.

PROXY STATEMENT 61

2016 Valvoline Inc. Incentive Plan Change in Control Provisions

Participants who have been granted long-term incentive awards (restricted stock, RSUs, PSUs and SARs) pursuant to the 2016 Incentive Plan, shall be entitled to accelerated vesting of such awards if a change in control occurs and the participant is terminated without cause (as defined in the 2016 Incentive Plan) during the protection period described below. With respect to PSUs, if a change in control occurs (i) during the first 12 months of the performance period, a pro-rata portion of the PSUs will become vested at target as of the date of the change in control or (ii) after the first 12 months of the performance period, a pro-rata portion of the PSUs will become vested as of the date of the change in control based on the actual achievement of the performance goals through the date of the change in control and the remaining PSUs, after pro-rating the award, will be converted at target to time-based, stock-settled RSUs and continue to vest, subject to the participant’s continued employment through the vesting date. In the event the participant’s employment or service is terminated without cause within the two-year period immediately following the change in control, any portion of the restricted stock, RSUs, SARs and converted PSUs that are unvested as of the date of such termination will immediately vest and become free of all restrictions.

The potential payments and benefits referenced above are reflected in the “Potential Payments upon Termination or Change in Control for Fiscal 2023” section of this Proxy Statement.

62 PROXY STATEMENT

CEO Pay Ratio

Under rules adopted by the SEC under the Dodd-Frank Act, Valvoline discloses the ratio of the annual total compensation of our Chief Executive Officer (CEO) to the annual total compensation of our median employee. We identified our median employee utilizing data as of September 29, 2023 for individuals who were employed by us on September 29, 2023.

For purposes of identifying the Company’s median employee, we calculated total compensation for each employee, other than the CEO, by including eligible base salary, including overtime for hourly employees, paid in fiscal 2023 and target annual incentive compensation. The results of our finding are as follows:

Total Annual Compensation
Chief Executive Officer	$5,316,809
“Median Employee”	$ 38,579
CEO Pay Ratio	138 to 1

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies, including our compensation peer group, may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PROXY STATEMENT 63

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “Compensation Actually Paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Executive Compensation—Compensation Discussion and Analysis.”

Fiscal Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)	Value of Initial Fixed $100 Investment on October 1, 2020 Based On:		Net Income (in $m)(7)	Adjusted EPS (in $)(8)
					Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (6)

2023	5,316,809	7,367,248	1,624,911	1,918,832	176	133	1,411	1.18

2022	5,294,758	3,249,815	1,615,493	1,334,444	138	117	424	2.06

2021	5,747,615	12,776,238	1,297,534	2,210,204	167	140	420	1.73

(1)	Represents the amount reported for each of the corresponding years in the “Total” column of the Summary Compensation Table for Mr. Mitchell, the Company’s CEO.

(2)
Represents the amount of “Compensation Actually Paid” to Mr. Mitchell, as computed in accordance with Item 402(v) of Regulation
S-K.
This amount does not reflect the total compensation actually realized or received by Mr. Mitchell. In accordance with Item 402(v) of Regulation
S-K,
these amounts reflect “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEO	2023	2022	2021

Summary Compensation Table Total	5,316,809	5,294,758	5,747,615

Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(2,941,867)	(2,963,993)	(2,992,063)

Less, change in pension value and Non-Qualified Deferred Compensation earnings	0	0	0

Plus, year-end fair value of outstanding and unvested equity awards granted in the year	2,746,714	2,284,525	5,891,221

Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	717,627	(948,953)	2,462,219

Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	1,521,859	(444,178)	1,632,946

Plus, change in dividends accrued	6,107	27,656	34,301

Compensation Actually Paid to Mr. Mitchell	7,367,248	3,249,815	12,776,238

(3)
Represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Mitchell) for each of the corresponding years in the “Total” column of the Summary Compensation Table. The names of each of the NEOs included for these purposes in each applicable year are as follows:

64 PROXY STATEMENT

Year	PEO	NEOs included in Average
2023	Samuel J. Mitchell, Jr.	Mary E. Meixelsperger, Lori A Flees, Julie M. O’Daniel, Heidi J. Matheys,
2022	Samuel J. Mitchell, Jr.	Mary E. Meixelsperger, Lori A Flees, Julie M. O’Daniel, Jamal K. Muashsher
2021	Samuel J. Mitchell, Jr.	Mary E. Meixelsperger, Julie M. O’Daniel, Crag A. Moughler, Thomas A. Gerrald II, Anthony Puckett

(4)
Represents the average amount of “Compensation Actually Paid” to the NEOs as a group (excluding Mr. Mitchell), as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with Item 402(v) of Regulation
S-K,
these amounts reflect “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-PEO NEOs	2023	2022	2021

Average Summary Compensation Table Total	1,624,911	1,615,493	1,297,534

Less, average value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(628,597)	(639,430)	(385,342)

Less, change in pension value and Non-Qualified Deferred Compensation earnings	(354)	(278)	(7,487)

Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	586,898	519,947	717,368

Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	145,078	(111,663)	375,239

Plus (less), average year over year change in fair value of equity awards granted in prior years that vested in the year	189,379	(54,158)	206,265

Plus, change in dividends accrued	1,517	4,534	6,628

Average Compensation Actually Paid to Non-PEO NEOs	1,918,832	1,334,444	2,210,204

(5)
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is October 1, 2020.

(6)	The peer group used for this purpose is the following published industry index: S&P Midcap 400 Index.

(7)
Represents the amount of Net Income reflected in the Company’s audited financial statements for the applicable year. In fiscal 2023, the Company sold the Valvoline Global Products business, which created a significant increase to Net Income from the gain on the sale.

(8)
Adjusted EPS is a
non-GAAP
measure. In fiscal 2023, Adjusted EPS reflects adjustments made following the sale of the Valvoline Global Products business. Adjusted EPS is defined as diluted earnings per share calculated using adjusted income from continuing operations.

PROXY STATEMENT 65

Financial Performance Measures
As described in greater detail under “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Adjusted EPS

•	Adjusted Net Income

•	Net Sales

•	Adjusted EBIT

•	TSR
Description of Certain Relationships between Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay versus Performance table. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

66 PROXY STATEMENT

Compensation Actually Paid vs. Company TSR and Peer Group TSR
The following graph provides an illustration of the relationship between Compensation Actually Paid for the PEO and average non-PEO
NEO and the Total Shareholder Return of Valvoline and the S&P MidCap 400 Index for the fiscal years ended September 30, 2023, 2022, and 2021.

PROXY STATEMENT 67

Compensation Actually Paid and Net Income
The following graph provides an illustration of the relationship between Compensation Actually Paid for the PEO and average non-PEO
NEO and the Company’s Net Income for the fiscal years ended September 30, 2023, 2022, and 2021.

68 PROXY STATEMENT

Compensation Actually Paid and Adjusted EPS
The following graph provides an illustration of the relationship between Compensation Actually Paid for the PEO and average non-PEO
NEO and the Company’s Adjusted EPS for the fiscal years ended September 30, 2023, 2022, and 2021.

PROXY STATEMENT 69

Compensation of Directors

Fiscal 2023 Director Compensation Program

The Compensation Committee is responsible for reviewing and making recommendations to the Board on the compensation of non-employee directors. To assist with this duty, the Compensation Committee has engaged Deloitte to perform periodic reviews of the Company’s non-employee director compensation program, including an analysis of market trends and benchmarking the Company’s non-employee director compensation program versus the Company’s peer group. The Compensation Committee last reviewed the competitiveness of the Company’s non-employee director compensation program utilizing market data provided by Deloitte in November 2021 to recommend the annual cash and equity retainers for the director compensation program. The Board approved the Compensation Committee’s recommendations at its meeting in November 2021. The Compensation Committee did not recommend, and the Board did not make, any changes to the director compensation program for fiscal 2023 due to the pending sale of the Global Products business and anticipated adoption of a new peer group.

The following is a description of our director compensation program for non-employee directors for fiscal 2023. Mr. Mitchell, Valvoline’s Chief Executive Officer in fiscal 2023, did not receive additional compensation for his service on the Board.

Annual Retainer

Valvoline’s director compensation program for non-employee directors provides that each non-employee director receives an annual retainer of $100,000. In addition, the Chair of the Audit Committee receives an additional annual retainer of $20,000 and the Chairs of the Compensation and G&N Committees each receive an additional annual retainer of $15,000. The non-executive Chair of the Board receives an additional annual retainer of $115,000. Cash payments are made to each director on a quarterly basis.

Each non-employee director has the opportunity to participate in the Valvoline Inc. 2016 Deferred Compensation Plan for Non-Employee Directors (the “Director Deferral Plan”). Under the Director Deferral Plan, non-employee directors may elect to defer all or a portion of each retainer into the Director Deferral Plan. Directors who make an election to defer any portion of their retainers may have the deferred amounts held as common stock units (share equivalents) in the hypothetical Valvoline Common Stock fund or invested in the other available investment options within the Director Deferral Plan. Payments from the Director Deferral Plan may commence upon a director’s separation from the Board. Directors may elect to receive the payout in the form of a single lump sum or in installments not to exceed 15 years. Distributions for deferrals will be made pursuant to each director’s election and valued at the time of the distribution.

Annual Equity Award

Each non-employee director is also eligible to receive an annual award of restricted stock units pursuant to the 2016 Incentive Plan. The number of restricted stock units to be granted to each non-employee director shall be determined by dividing $135,000 (pro-rated as applicable for less than a full-year of service) by the 20-day average closing stock price of Valvoline Common Stock on the grant date. The restricted stock units vest and settle one year after the date of grant or, if the director does not seek re-election as a director, upon the date of the annual shareholder meeting that precedes such one-year anniversary, in each case subject to the director’s continued service. Directors may elect to defer settlement of the restricted stock units until their separation from service. Dividends are credited and reinvested in additional restricted stock units.

Stock Ownership Guidelines for Directors

The Board considers Valvoline Common Stock ownership by directors to be of utmost importance. The Board believes that such ownership enhances the commitment of directors to Valvoline’s future and aligns their interests with those of Valvoline’s other shareholders. The Board has therefore established minimum stock ownership guidelines for non-employee directors which require each director to own Valvoline Common Stock having a value of at least five times his or her base annual cash retainer. Each current non-employee director of Valvoline has

70 PROXY STATEMENT

five years from the year elected to reach this ownership level. As of September 30, 2023, Mses. Kruse and Twinem and Messrs. Evans, Freeland, Manager and Sonsteby had achieved ownership in excess of the minimum stock ownership guidelines for non-employee directors.

Director Compensation Table

The following table is a summary of compensation information for fiscal 2023 for Valvoline’s non-employee directors.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Total ($) (d)
Gerald W. Evans, Jr.	110,208	141,421	251,629
Richard J. Freeland	215,000	141,421	356,421
Carol H. Kruse	100,000	141,421	241,421
Stephen E. Macadam	31,944	—	31,944
Vada O. Manager	115,000	141,421	256,421
Patrick S. Pacious	22,397	74,920	97,317
Jennifer L. Slater	100,000	141,421	241,421
Charles M. Sonsteby	106,389	141,421	247,810
Mary J. Twinem	118,403	141,421	259,824

(1)

The values reflected in column (b) include annual retainers paid for service as a non-employee director as well as retainers paid for service as the non-executive Chair of the Board or as a committee chair, as applicable. During fiscal 2023, Ms. Kruse deferred $100,000 and Mr. Sonsteby deferred $30,000 of their retainers to the Director Deferral Plan.

(2)

The values reflected in column (c) represent the grant date value of the fiscal 2023 restricted stock unit award made on January 26, 2023 to all non-employee directors who were elected at the 2023 Annual Meeting. For Mr. Pacious, the amount represents the grant date value of the pro-rated fiscal 2023 restricted stock unit award made on July 11, 2023 in connection with his appointment to the Board. These amounts were calculated in accordance with FASB ASC Topic 718 using the closing price of Valvoline Common Stock of $35.83 on November 29, 2022 and $37.46 on July 11, 2023 for the restricted stock unit awards made on such dates.

The following table identifies the aggregate outstanding number of shares of restricted stock and restricted/deferred stock units held by each non-employee director as of September 30, 2023.

Name	Shares of Restricted Stock (#)	Restricted/ Deferred Stock Units (1) (#)
Gerald W. Evans, Jr.	—	18,943
Richard J. Freeland	4,937	30,688
Carol H. Kruse	—	24,381
Vada O. Manager	4,937	186,439
Patrick S. Pacious	—	2,000
Jennifer L. Slater	—	6,493
Charles M. Sonsteby	4,937	42,535
Mary J. Twinem	4,937	35,595

(1)	Includes credit for reinvested dividends allocated since grant date for all directors.

PROXY STATEMENT 71

Miscellaneous

Stock Ownership Information

Stock Ownership of Directors, Director Nominees and Executive Officers

The following table presents, as of the Record Date, December 1, 2023, information relating to the beneficial ownership of Valvoline Common Stock by (i) each of our current directors, (ii) each of our Named Executive Officers and (iii) all of our current directors and executive officers as a group. The address of each person listed below is the address of the Company. A person is deemed to have beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

Name of Beneficial Owner	Number of Shares of Valvoline Common Stock Beneficially Owned	Percentage of Class**
Samuel J. Mitchell, Jr.	972,915	*(1)(2)
Mary E. Meixelsperger	219,463	*(2)
Lori A. Flees	15,143	*(2)
Julie M. O’Daniel	35,571	*(1)(2)
Heidi J. Matheys	61,293	*(2)
Gerald W. Evans, Jr.	18,944	*(1)(3)
Richard J. Freeland	43,702	*(1)(3)(4)
Carol H. Kruse	24,382	*(1)(3)
Vada O. Manager	191,560	*(1)(3)(4)
Patrick S. Pacious	—	*
Jennifer L. Slater	6,493	*(3)
Charles M. Sonsteby	58,973	*(1)(3)(4)
Mary J. Twinem	45,533	*(1)(3)(4)
All directors and executive officers as a group (17 people)	1,739,895	1.34%

*	The percentage of shares beneficially owned does not exceed 1% of the class.

**

As of December 1, 2023, there were 129,987,088 shares of Valvoline Common Stock outstanding. Certain shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (e.g., upon exercise of an option) within 60 days of the date as of which the information is provided. Any such shares deemed to be beneficially owned are deemed to be outstanding shares for purposes of computing the percentage ownership of a person deemed to beneficially own such shares, but not for purposes of computing the percentage ownership of other persons.

(1)

Includes common stock units and/or deferred stock units (share equivalents) held by executive officers in the Valvoline Common Stock Fund under the Employee Deferral Plan and by directors under the Director Deferral Plan: as to Mr. Mitchell, 244,821 units; as to Ms. O’Daniel, 3,861 units; as to Mr. Evans, 11,150 units; as to Mr. Freeland, 22,896 units; as to Ms. Kruse, 16,588 units; as to Mr. Manager, 182,493 units; as to Mr. Sonsteby, 34,743 units; as to Ms. Twinem, 27,803 units; and as to all directors and executive officers as a group, 544,354 units.

(2)

Includes shares of Valvoline Common Stock with respect to which the executive officers have the right to acquire beneficial ownership within 60 calendar days after December 1, 2023, through the exercise of stock appreciation rights (“SARs”): as to Mr. Mitchell, 278,273 shares; as to Ms. Meixelsperger, 77,756 shares; as to Ms. Flees, 725 shares; as to Ms. O’Daniel, 12,125 shares; as to Ms. Matheys, 15,603 shares; and as to all directors and executive officers as a group, 391,341 shares. All SARs included in this table are reported on a net basis based on the closing price ($34.94) of Valvoline Common Stock on December 1, 2023. All SARs are stock settled and are not issued in tandem with a stock option.

72 PROXY STATEMENT

(3)

Includes shares of Valvoline Common Stock with respect to which the directors have the right to acquire beneficial ownership within 60 calendar days after December 1, 2023, through the vesting of restricted stock units: as to Messrs. Evans, Freeland and Sonsteby and Mses. Kruse and Twinem, 7,794 shares, as to Mr. Manager 3,947 shares, and as to Ms. Slater, 6,493 shares; and as to all directors and executive officers as a group, 49,409 shares.

(4)

Includes restricted shares of Valvoline Common Stock: as to each of Messrs. Freeland, Manager and Sonsteby and Ms. Twinem, 4,937 shares; and as to all directors and executive officers as a group, 19,748 shares.

Stock Ownership of Certain Beneficial Owners

The following table presents, as of December 1, 2023, information relating to the beneficial ownership of Valvoline Common Stock by each person known by Valvoline to own more than 5% of the outstanding shares of Valvoline Common Stock. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class*
The Vanguard Group(1)	17,355,878	13.35%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock, Inc.(2)	16,558,137	12.74%
55 East 52nd Street New York, NY 10055
FMR LLC(3)	14,501,140	11.16%
245 Summer Street Boston, MA 02210
Viking Global Investors LP(4)	8,338,456	6.41%
55 Railroad Ave. Greenwich, CT 06830

*	Based on 129,987,088 shares of Valvoline Common Stock outstanding as of December 1, 2023.

(1)

Based upon information contained in a Schedule 13G/A filed with the SEC on March 10, 2023. The Vanguard Group (“Vanguard”), an investment adviser beneficially owned 17,355,878 shares of Valvoline Common Stock as of February 28, 2023. Of such shares, Vanguard has sole voting power over 0 shares and shared voting power over 82,667 shares. Vanguard has sole dispositive power over 17,094,398 shares and shared dispositive power over 261,480 shares.

(2)

Based upon information contained in a Schedule 13G/A filed with the SEC on January 24, 2023. BlackRock, Inc., as parent holding company of BlackRock Life Limited, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, and BlackRock Fund Managers Ltd, beneficially owned 16,558,137 shares of Valvoline Common Stock as of December 31, 2022, with sole voting power over 15,746,442 shares and sole dispositive power over 16,558,137 shares.

(3)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 9, 2023. FMR LLC, as parent holding company of FIAM LLC, Fidelity Diversifying Solutions LLC, Fidelity Management & Research Company LLC, Fidelity Management Trust Company and Strategic Advisors LLC; and Abigail P. Johnson, Director, Chairman and CEO of FMR LLC, beneficially owned 14,501,140 shares of Valvoline Common Stock as of December 30, 2022, with sole voting power over 14,482,822 shares and sole dispositive power over 14,501,140 shares.

(4)

Based upon information contained in a Schedule 13G filed with the SEC on August 24, 2023. Viking Global Investors LP, Viking Global Performance LLC, Viking Global Equities II LP, Viking Global Equities Master Ltd., Viking Long Fund GP LLC, Viking Long Fund Master Ltd., Viking Global Opportunities Parent GP LLC, Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Illiquid Investments Sub-Master LP, O. Andreas Halvorsen, David C. Ott, Rose S. Shabet, (the “Viking Reporting Persons”), beneficially owned 8,338,456 shares of Valvoline Common Stock as of August 14, 2023 with shared voting and dispositive power over 8,338,456 shares.

PROXY STATEMENT 73

Equity Compensation Plan Information

The following table provides information about the Company’s equity compensation plans under which Valvoline Common Stock may be issued as of September 30, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	2,213,442(1)	$23.47	(2)	8,399,406(3)
Equity compensation plans not approved by stockholders	567,172(4)	$—		1,326,831(5)

(1)

This figure includes the following shares issuable under the 2016 Incentive Plan: (a) 1,573,612 shares that could be issued upon the exercise of stock-settled SARs, of which 1,321,861 were exercisable as September 30, 2023; (b) 316,033 shares that could be issued upon the vesting of restricted stock unit awards; and (c) 323,797 shares that could be issued upon vesting of PSU awards, assuming target level of achievement.

(2)	The weighted-average exercise price excludes shares in Valvoline Common Stock that may be issued upon the settlement of RSU or PSU awards.

(3)

This figure represents 6,399,406 shares available for issuance under the 2016 Incentive Plan and 2,000,000 shares available for issuance under the Valvoline Inc. Employee Stock Purchase Plan. Under the 2016 Incentive Plan, full value awards, which include all awards other than options and stock-settled SARs, reduce the available share reserve on a 4-to-1 basis (4.5-to-1 for full value awards made prior to January 31, 2019).

(4)

This figure includes 295,672 shares that may be issued under the Director Deferral Plan and 271,500 shares that may be issued under the Employee Deferral Plan. Both plans are unfunded, nonqualified deferred compensation plans. Eligible Directors in the Director Deferral Plan may elect to defer all or a portion of their annual retainer and other fees in hypothetical investment options, including mutual funds and Valvoline Common Stock. The Company has reserved 1,000,000 shares of Valvoline Common Stock for issuance under the Director Deferral Plan. The Employee Deferral Plan provides an opportunity for a select group of management and highly compensated employees to elect to defer up to 50% of their eligible base salary and up to 75% of their incentive compensation as a means of saving for retirement or other future purposes. Participants elect how to invest their account balances from a diverse set of hypothetical investment options, including mutual funds and Valvoline Common Stock. The Company has reserved 1,000,000 shares of Valvoline Common Stock for issuance under the Employee Deferral Plan. Because these plans are not equity compensation plans as defined by the rules of the NYSE, neither plan required approval by the Company’s shareholders.

(5)	This figure includes 611,994 shares available for issuance under the Director Deferral Plan and 714,837 shares available for issuance under the Employee Deferral Plan.

Proxy Solicitation Costs

Valvoline is soliciting the proxies to which this Proxy Statement relates. All costs of soliciting proxies, including the cost of preparing and mailing the Proxy Statement and any accompanying material, will be borne by Valvoline. Expenses associated with this solicitation may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may be made by mail, telephone, facsimile, electronic means and personal interview, and by officers and employees of Valvoline, who will not be additionally compensated for such activity. We have also retained Georgeson LLC to assist in the solicitation for a fee of $15,000, plus reasonable out-of-pocket expenses. We may also reimburse brokers, banks, or other agents for the cost of forwarding proxy materials to beneficial owners.

74 PROXY STATEMENT

Shareholder Proposals for the 2025 Annual Meeting

Under SEC rules, if a shareholder wants us to include a shareholder proposal in our Proxy Statement for the 2025 Annual Meeting, our Corporate Secretary must receive the proposal at our principal executive offices on or before August 17, 2024, which is 120 calendar days before the one-year anniversary of the mailing date of our Proxy Statement for the 2024 Annual Meeting. All proposals must comply with Rule 14a-8 under the Exchange Act.

Our By-laws establish an advance notice procedure for any shareholder who wishes to propose an item of business for consideration at our 2025 Annual Meeting but does not intend for the proposal to be included in our Proxy Statement. Pursuant to these procedures, the shareholder must provide advance written notice of such proposal to our Corporate Secretary, which must contain the information required by our By-laws with respect to the shareholder and the business to be brought before the 2025 Annual Meeting. To be timely for our 2025 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices no earlier than the close of business on September 27, 2024 and no later than the close of business on October 27, 2024. If we hold our 2025 Annual Meeting more than 30 days before or more than 60 days after the one-year anniversary date of our 2024 Annual Meeting, our Corporate Secretary must receive the written notice no earlier than the close of business on the 120th day prior to the date of the 2025 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the date of the 2025 Annual Meeting and (ii) the 10th day following the day on which public announcement of the 2025 Annual Meeting is first made. The chairman of an annual meeting of shareholders may refuse to acknowledge any person’s proposal not made in compliance with our By-laws. A copy of our By-laws is available on our website at http://investors.valvoline.com or on the SEC’s website at http://www.sec.gov. Shareholders may also obtain a copy of our By-Laws by sending a written request to the Corporate Secretary of Valvoline Inc., 100 Valvoline Way, Suite 100, Lexington, KY 40509.

Shareholders should send all proposals for the 2025 Annual Meeting via registered, certified or express mail to the Corporate Secretary of Valvoline Inc. at 100 Valvoline Way, Suite 100, Lexington, KY 40509.

Other Matters

As of the date of this Proxy Statement, Valvoline does not know of any business to be presented for consideration at the 2024 Annual Meeting, other than the items referred to in this Proxy Statement. In the event that any additional matter is properly brought before the 2024 Annual Meeting for shareholder action, properly voted proxies will be voted in accordance with the judgment of the proxies named therein.

If you wish to vote by proxy, please do so by visiting the website listed on your proxy card, by calling the telephone number specified on your proxy card or by mailing a completed, signed and dated proxy card. You may also vote by attending the 2024 Annual Meeting and voting your shares in person. We appreciate your prompt attention to these matters, and your continued confidence in Valvoline.

Julie M. O’Daniel

Senior Vice President, Chief Legal Officer

and Corporate Secretary

PROXY STATEMENT 75

Appendix A Non-GAAP Reconciliations

The following tables reconcile income from continuing operations and diluted earnings per share (EPS) to adjusted income from continuing operations and adjusted diluted EPS; and income from continuing operations to EBITDA, adjusted EBITDA and adjusted EBIT for the periods presented. We believe the use of these non-GAAP measures assist investors in understanding our ongoing operating performance by presenting comparable financial results between periods. The non-GAAP information provided is used by management and may not be comparable to similar measures disclosed by other companies, because of differing methods used by other companies in calculating adjusted diluted EPS, EBITDA, adjusted EBITDA and adjusted EBIT.

Valvoline Inc.

Reconciliation of Non-GAAP Data

Adjusted Income and Adjusted Diluted EPS from Continuing Operations

	Year ended September 30
(In millions, except per share amounts)	2023	2022

Income from continuing operations	$199.4	$109.4

Adjustments:

Net pension and other postretirement plan (income) expense	(27.6)	6.9

Net legacy and separation-related expenses	32.8	20.5

Information technology transition costs	3.0	2.6

Suspended operations	7.1	0.9

Investment and divestiture-related costs	1.1	—

Debt extinguishment and modification costs	1.1	—

Total adjustments, pre-tax	17.5	30.9

Income tax expense (benefit) of adjustments	(25.6)	(8.5)

Total adjustments, after tax	(8.1)	22.4

Adjusted Income from continuing operations(a)	$191.3	$131.8

Reported diluted earnings per share from continuing operations	$1.23	$0.61

Adjusted diluted earnings per share from continuing operations(b)	$1.18	$0.73

Weighted average diluted common shares outstanding	162.6	180.4

(a)	Adjusted income from continuing operations is defined as income from continuing operations adjusted for the effects of key items.

(b)	Adjusted diluted earnings per share from continuing operations is defined as diluted earnings per share calculated using adjusted income from continuing operations.

PROXY STATEMENT A-1

Valvoline Inc.

Reconciliation of Non-GAAP Data

Adjusted EBITDA and Adjusted EBIT from Continuing Operations

	Year ended September 30
(In millions)	2023	2022

Income from continuing operations	$199.4	$109.4

Add:

Income tax expense	37.1	34.7

Net interest and other financing expenses	38.3	69.3
Depreciation and amortization	88.8	71.4
EBITDA from continuing operations(a)	363.6	284.8
Key items:

Net pension and other postretirement plan (income) expense(b)	(27.6)	6.9

Net legacy and separation-related expenses(c)	32.8	20.5

Suspended operations(d)	7.1	0.9

Information technology transition costs(e)	3.0	2.6

Investment and divestiture-related costs(f)	1.1	—

Adjusted EBITDA from continuing operations(a)	380.0	315.7

Less:

Depreciation and amortization	88.8	71.4

Adjusted EBIT from continuing operations(a)	$291.2	$244.3

(a)

EBITDA from continuing operations is defined as income from continuing operations, plus income tax expense, net interest and other financing expenses, and depreciation and amortization attributable to continuing operations. Adjusted EBITDA from continuing operations is EBITDA adjusted for key items attributable to continuing operations. Adjusted EBIT from continuing operations is defined as Adjusted EBITDA from continuing operations less depreciation and amortization.

(b)

Includes several elements impacted by changes in plan assets and obligations that are primarily driven by the debt and equity markets, including remeasurement gains and losses, when applicable; and recurring non-service pension and other postretirement net periodic activity, which consists of interest cost, expected return on plan assets and amortization of prior service credits. Management considers that these elements are more reflective of changes in current conditions in global markets (in particular, interest rates), outside the operational performance of the business, and are also legacy amounts that are not directly related to the underlying business and do not have an impact on the compensation and benefits provided to eligible employees for current service. Refer to Note 10 in the Notes to Consolidated Financial Statements in Item 8 of Part II of the Company’s 2023 Annual Report on Form 10-K for further details.

(c)

Activity associated with legacy businesses and the separation from Valvoline’s former parent company and its former Global Products reportable segment. This activity includes the recognition of and adjustments to indemnity obligations to its former parent company; certain legal, financial, professional advisory and consulting fees; and other expenses incurred by the continuing operations in connection with and directly related to these separation transactions and legacy matters. This incremental activity directly attributable to legacy matters and separation transactions is not considered reflective of the underlying operating performance of the Company’s continuing operations. Of specific note, the Company recognized $25.7 million of pre-tax expense during the year ended September 30, 2023 to reflect its increased estimated indemnity obligation, which also resulted in an income tax benefit of $29.0 million to reflect the release of valuation allowances in connection with the amendment of the Tax Matters Agreement with Valvoline’s former parent company.

(d)

Represents the results of a former Global Products business where operations were suspended during fiscal 2022 that were not sold with the Global Products business. These results included an impairment loss of $8.1 million recognized in the fourth quarter of fiscal 2023 upon classifying the suspended operations as held for sale. These results are not indicative of the operating performance of the Company’s ongoing continuing operations.

(e)

Consists of redundant expenses incurred from duplicative technology platforms required while implementing the Company’s stand-alone enterprise resource planning software system during fiscal 2023 and transitioning its data centers during fiscal 2022. These expenses are reflective of incremental costs directly associated with technology transitions and are not considered to be reflective of the ongoing expenses of operating the Company’s technology platforms.

(e)

Expense recognized to reduce the carrying value of an investment interest determined to be impaired. This cost is not considered to be reflective of the underlying performance of the Company’s ongoing continuing operations.

A-2 PROXY STATEMENT

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as anticipates, believes, expects, estimates, is likely, predicts, projects, forecasts, may, will, should and intends and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures about Market Risk sections of our most recent Form 10-K filed with the SEC, which is available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

PROXY STATEMENT A-3

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information Vote by 11:59 p.m. Eastern Time on January 24, 2024 for shares held directly and by 11:59 p.m. Eastern Time on January 22, 2024 for shares held in the Valvoline 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 24, 2024 for shares held directly and by 11:59 p.m. Eastern Time on January 22, 2024 for shares held in the Valvoline 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V25314-P00600-Z86363 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VALVOLINE INC. The Board of Directors recommends you vote FOR the following: 1. Election of Nine Directors Nominees: For Against Abstain 1a. Gerald W. Evans, Jr. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 1b. Lori A. Flees 1c. Richard J. Freeland 1d. Carol H. Kruse 1e. Vada O. Manager 1f. Patrick S. Pacious 1g. Jennifer L. Slater 1h. Charles M. Sonsteby 1i. Mary J. Twinem 2. Ratification of Appointment of Ernst & Young LLP as Valvoline’s Independent Registered Public Accounting Firm for Fiscal 2024 Non-binding Advisory Resolution Approving our Executive Compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report/Form 10-K, Notice & Proxy Statement are available at www.proxyvote.com. PROXY VALVOLINE INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 25, 2024 The undersigned hereby appoints Lori A. Flees and Julie M. O’Daniel as proxies for the undersigned, with full power of substitution and power to act alone, to act and to vote all shares of Valvoline Inc. Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on January 25, 2024, and at any adjournment or postponement thereof. If you do not provide voting instructions, your proxy will be voted FOR each of the Director nominees in proposal 1 and FOR proposals 2 and 3. In order to be counted in the final tabulation, your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on January 22, 2024 if you are voting shares attributable to your investment in the Valvoline Common Stock Fund as a participant in the Valvoline 401(k) Plan or by 11:59 p.m. Eastern Time on January 24, 2024 if you are a registered shareholder. Continued and to be signed on reverse side Continued and to be signed on reverse side